Exhibit 10.5

EXECUTION VERSION

RUB 6,000,000,000

FACILITY AGREEMENT

dated 26 MARCH 2020

for

LLC INTERNET SOLUTIONS

arranged by

SBERBANK INVESTMENTS LIMITED

with

SBERBANK INVESTMENTS LIMITED

acting as Agent

and

SBERBANK INVESTMENTS LIMITED

acting as Security Agent

CONTENTS

Clause		Page
1.	Definitions and Interpretation	- 1 -

2.	The Facility	- 22 -

3.	Purpose	- 22 -

4.	Conditions of Utilisation	- 22 -

5.	Utilisation	- 24 -

6.	Repayment	- 25 -

7.	Prepayment and Cancellation	- 25 -

8.	Interest	- 29 -

9.	Interest Periods	- 30 -

10.	Fees	- 30 -

11.	Tax Gross Up and Indemnities	- 31 -

12.	Other Indemnities	- 35 -

13.	Mitigation by the Lenders	- 37 -

14.	Costs and Expenses	- 37 -

15.	Guarantee and Indemnity	- 39 -

16.	Representations	- 42 -

17.	Information Undertakings	- 48 -

18.	General Undertakings	- 52 -

19.	Events of Default	- 62 -

20.	Changes to the Lenders	- 66 -

21.	Changes to the Obligors	- 71 -

22.	Role of the Agent and the Arranger	- 72 -

23.	The Security Agent	- 80 -

24.	Conduct of business by the Finance Parties	- 95 -

25.	Sharing among the Finance Parties	- 95 -

26.	Payment Mechanics	- 97 -

27.	Set-Off	- 100 -

28.	Notices	- 100 -

29.	Calculations and Certificates	- 103 -

30.	Partial Invalidity	- 103 -

31.	Remedies and Waivers	- 103 -

32.	Amendments and Waivers	- 103 -

33.	Confidential Information	- 105 -

34.	Counterparts	- 109 -

35.	Governing Law	- 110 -

36.	Arbitration	- 110 -

Schedule 1 The Original Parties		- 112 -

Part I The Russian Sureties		- 112 -

Part II The Original Lenders		- 113 -

Schedule 2 Conditions Precedent		- 114 -

Part I Conditions Precedent to Utilisation		- 114 -

Schedule 3 Utilisation Request		- 119 -

Schedule 4 Form of Transfer Certificate		- 120 -

Schedule 5 Form of Assignment Agreement		- 122 -

Schedule 6 Timetables		- 125 -

Schedule 7 Form of Beneficial Ownership Confirmation		- 126 -

THIS AGREEMENT is dated _26_ March 2020 and made between:

(1)

LLC “INTERNET SOLUTIONS” (IN RUSSIAN: ), a limited liability company incorporated under the laws of the Russian Federation with company number 1027739244741, having its registered address at 10 Presnenskaya naberezhnaya, Moscow, 123112, Russia (the “Borrower”);

(2)

DAVCO MANAGEMENT LIMITED, a company incorporated under the laws of Cyprus with company number HE 112543, having its registered address at Arch. Makariou III, 2-4, CAPITAL CENTER, 9th floor, 1065, Nicosia, Republic of Cyprus (“Davco”), and OZON HOLDINGS LIMITED, a company incorporated under the laws of Cyprus with company number HE 104496, having its registered address at Arch. Makariou III, 2-4, CAPITAL CENTER, 9th floor, 1065, Nicosia, Republic of Cyprus (“OHL”) (each a “Guarantor” and, collectively, the “Guarantors”);

(3)	THE COMPANIES listed in Part I of Schedule 1 (the “Russian Sureties”);

(4)	SBERBANK INVESTMENTS LIMITED as mandated lead arranger (the “Arranger”);

(5)	THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 as lenders (the “Original Lenders”);

(6)	SBERBANK INVESTMENTS LIMITED as agent of the other Finance Parties (the “Agent”); and

(7)	SBERBANK INVESTMENTS LIMITED as security trustee for the Secured Parties (the “Security Agent”).

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

“Auditors” means one of PWC, Ernst & Young, KPMG or Deloitte or any other firm approved in advance by the Agent (such approval not to be unreasonably withheld or delayed)

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Authorised Bank” means Sberbank of Russia.

“Availability Period” means the period from and including the date of this Agreement to and including the date occurring ten (10) days after the date of this Agreement.

“Available Commitment” means a Lender’s Commitment minus:

(a)	the amount of its participation in the Loan; and

(b)	in relation to any proposed Utilisation, the amount of its participation in the Loan that is due to be made on or before the proposed Utilisation Date.

“Available Facility” means the aggregate for the time being of each Lender’s Available Commitment.

“Bankruptcy Law” means Federal Law of the Russian Federation No. 127-FZ of 26 October 2002 On Insolvency (Bankruptcy).

“Beneficial Ownership Confirmation” means a written confirmation in the form set out in Schedule 7 (Form of Beneficial Ownership Confirmation), or such other form as may be agreed between the Borrower and the relevant Protected Party.

“Borrower PI Pledges” means:

(a)

the pledge of the participation interest in the Borrower constituting ninety nine per cent. (99%) of the charter capital of the Borrower granted or to be granted (as the context shall require) by Ozon Holding; and

(b)

the pledge of the participation interest in the Borrower constituting one per cent. (1%) of the charter capital of the Borrower granted or to be granted (as the context shall require) by Internet-Logistics, in each case in favour of the Security Agent as security for the Secured Obligations.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in Moscow (Russian Federation).

“BV Affiliate” means:

(a)	any of:

(i)

Baring Vostok Capital Partners Group Limited, a non cellular company incorporated and registered on 11 February 2015 under the laws of Guernsey having company no. 59819 and having its registered office at Royal Chambers, St Julian’s Avenue, St Peter Port Guernsey GY1 4AF; and

(ii)	any of its Affiliates and/or legal successors;

(b)	any of:

(i)

Baring Vostok Fund V Managers Limited, a limited liability company incorporated in Guernsey with registered number 54684 having its registered office at 1 Royal Plaza, Royal Avenue, St Peter Port, Guernsey, GY1 2HL;

(ii)

Baring Vostok Ozon Managers Limited, a non cellular company incorporated in Guernsey with registered number 62307 having its registered office at Western Suite Ground Floor Mill Court La Charroterie St Peter Port Guernsey GY1 1EJ;

(iii)	any general partner and/or management company of any fund that is referred to in paragraph (c)(viii) below and formed after the date of this agreement; and

(iv)	any of the Affiliates and/or legal successors of the persons listed in paragraphs (i) and (ii) above;

(c)	any of:

(i)

Baring Vostok Private Equity Fund V, L.P., a limited partnership registered in Guernsey with registered number 1636 having its registered office at 1 Royal Plaza, Royal Avenue, St Peter Port, Guernsey, GY1 2HL;

(ii)	Baring Vostok Fund V (GP) LP, a limited partnership registered in Guernsey with registered number 1634 having its registered office at 1 Royal Plaza, Royal Avenue, St Peter Port, Guernsey, GY1 2HL;

(iii)

Baring Vostok Fund V Co-Investment L.P. 1, a limited partnership registered in Guernsey with registered number 1639 having its registered office at 1 Royal Plaza, Royal Avenue, St Peter Port, Guernsey, GY1 2HL;

(iv)

Baring Vostok Fund V Co-Investment L.P. 2, a limited partnership registered in Guernsey with registered number 1637 having its registered office at 1 Royal Plaza, Royal Avenue, St Peter Port, Guernsey, GY1 2HL;

(v)

Baring Vostok Fund V Supplemental Fund (GP) L.P., a limited partnership registered in Guernsey with registered number 823 having its registered office at 1 Royal Plaza Royal Avenue St Peter Port Guernsey GY1 2HL;

(vi)

Baring Vostok Fund V Supplemental Fund, L.P., a limited partnership registered in Guernsey with registered number 824 having its registered office at 1 Royal Plaza Royal Avenue St Peter Port Guernsey GY1 2HL;

(vii)

Baring Vostok Ozon (GP) LP, a limited partnership registered in Guernsey with registered number 2650 having its registered office at Western Suite Ground Floor Mill Court La Charroterie St Peter Port Guernsey GY1 1EJ;

(viii)	any fund, whether already formed or to be formed in the future, in relation to which any BV Investment Advisor acts as an investment advisor to such funds managing general partner;

(ix)	any legal entity holding securities (whether as a nominee or by way of agency, trust or otherwise) on behalf of any such fund listed in paragraphs (i) to (viii) above,

(each, a “Baring Vostok Partnership”);

(d)	any legal entity in respect of which one or more BV Affiliates controls (directly or indirectly) the majority of the voting rights pertaining to such entity’s share capital.

“BV Holding” means BV Holding Limited a company incorporated and existing under the laws of the British Virgin Islands, company number 576496, with its registered office at 32 Kritis Street, Papachristoforou Building, 4th Floor, 3087 Limassol, Cyprus.

“BV Nominees” means Baring Vostok Fund V Nominees Limited, a company duly incorporated and validly existing under the laws of Guernsey, with registration number 54998, having its registered office at 1 Royal Plaza, Royal Avenue, St. Peter Port, Guernsey, GY1 2HL, Channel Islands.

“BV Ozon” means Baring Vostok Ozon L.P., a limited partnership registered in Guernsey with registered number 2651, with its address at Western Suite, Ground Floor, Mill Court, La Charroterie, St Peter Port, Guernsey GY1 2HL.

“BV Shareholders” means BV Holding, BV Ozon, BV Nominees or any of the BV Affiliates.

“Change of Control” means, in relation to a Relevant Entity:

(a)

the BV Shareholders and/or the Sistema Shareholders (whether individually or collectively) cease directly or indirectly to have the power (whether by way of ownership of Shares, proxy, contract, agency or otherwise) to:

(i)	cast, or control the casting of, more than fifty per cent. (50%) of the maximum number of votes that might be cast at a general meeting of that Relevant Entity (as applicable);

(ii)	appoint or remove the majority of the directors or other equivalent officers of that Relevant Entity (as applicable); or

(iii)	give directions with respect to the operating and financial policies of that Relevant Entity with which the directors or other equivalent officers of that Relevant Entity are obliged to comply; or

(b)

the BV Shareholders and/or the Sistema Shareholders (whether individually or collectively) cease to hold directly or indirectly more than fifty per cent. (50%) of the issued share capital of that Relevant Entity (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital); or

(c)	any person or group of Affiliates (other than the BV Shareholders and the Sistema Shareholders) acting in concert gains direct or indirect control of that Relevant Entity,

and:

(i)	for the purposes of paragraph (c) above and sub-paragraph (A) below, “control” means:

(A)	the right to exercise any of the powers or discretions specified in sub-paragraphs (a)(i) to (a)(iii) above; or

(B)

the holding beneficially more than fifty per cent. (50%) of the issued share capital of a Relevant Entity (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital); and

(ii)

for the purposes of this definition, “acting in concert” means a group of Affiliates who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition or ownership directly or indirectly by any of them of shares in a Relevant Entity or otherwise, either directly or indirectly, to obtain or consolidate control of such Relevant Entity, and, provided further that no Change of Control shall be deemed to occur in connection with a BV Shareholder solely as a result of:

(A)

a restructuring of any BV Shareholder or any change in, and/or consolidation of, the ownership and/or control and/or principal advisor roles in respect of such BV Shareholder, provided that the right to transfer and vote the shares owned as of the date of this Agreement by the BV Shareholders in OHL (the “BV Shares”) continue to be exercised or controlled (directly or indirectly, including pursuant to any management or advisory arrangement) by one or more BV Affiliates; or

(B)

the dissolution, liquidation or winding up of a Baring Vostok Partnership in accordance with its limited partnership agreement, including (1) the appointment of, and/or transfer of the BV Shares to, a liquidating trustee in respect of a Baring Vostok Partnership; and/or (2) an in specie distribution of the BV Shares held on behalf of a Baring Vostok Partnership to the limited partners of such Baring Vostok Partnership, and, provided further that, the direct or indirect holding or ownership of by any or all of the BV Shareholders and/or the Sistema Shareholders (as the case may be) of fifty per cent. (50%) or more of the issued share capital of OHL shall, for the purposes of this definition, be deemed to constitute “control” of the Borrower by such BV Shareholder(s) and/or the Sistema Shareholders.

“Charged Property” means all of the assets of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Commitment” means:

(a)

in relation to an Original Lender, the amount set opposite its name under the heading “Commitment” in Part II of Schedule 1 (The Original Parties) and the amount of any other Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Companies Law” means Federal Law of the Russian Federation No. 14-FZ “On Limited Liability Companies” dated 8 February 1998.

“Confidential Information” means all information relating to the Borrower, any Obligor, the Group, any Shareholder, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)	any member of the Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 33 (Confidential Information); or

(B)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; and

(C)

is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in the current recommended form of the LMA or in any other form agreed between the Borrower and the Agent.

“Convertible Loan” means the loan agreement entered into or to be entered into (as the context shall require) between (amongst others) an Obligor as borrower and any Eligible Convertible Financier(s) as lender(s), providing for (amongst other things) a call option (or an equivalent right) pursuant to which such Eligible Convertible Financer(s) may convert the Financial Indebtedness owed to such Eligible Convertible Financier(s) under such loan agreement into Shares of that Relevant Entity.

“Corporate Reorganisation” means any amalgamation, demerger, merger or corporate reconstruction or reorganisation, which, in the case of an entity incorporated under the laws of the Russian Federation, constitutes a Russian Corporate Reorganisation.

“CS Disclosure Letter” means the disclosure letter issued or to be issued (as the context shall require) by the Borrower to the Agent pursuant to Clause 18.19 (CS Disclosure Letter), setting out details of the Existing Financial Indebtedness and the Existing Security.

“Currency Law” means Federal Law of the Russian Federation No. 173-FZ of 10 December 2003 On Currency Regulation and Currency Control, together with any binding regulations of general application (normative acts) adopted or issued by the Government of the Russian Federation or the Central Bank of the Russian Federation pursuant thereto or implementing the provisions thereof.

“Currency Control Register” means the currency control register (vedomost’ bankovskogo kontrolya) containing the unique identification number of this Agreement to be assigned by the Authorised Bank in accordance with and to the extent required by the Currency Law.

“Default” means an Event of Default or any event or circumstance specified in Clause 19 (Events of Default) which would (with the expiry of a grace period, the giving of notice or any combination of any of the foregoing) be an Event of Default.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

“Disclosure Letter” means the disclosure letter issued or to be issued (as the context shall require) by the Borrower to the Agent.

“Disruption Event” means either or both of:

(a)

a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Eligible Convertible Financier” means Sberbank of Russia or any of its Affiliates.

“Event of Default” means any event or circumstance specified as such in Clause 19 (Events of Default).

“Extension Notice” has the meaning given to it in Clause 6.2 (Extension option).

“Existing Financial Indebtedness” means the Financial Indebtedness listed in the CS Disclosure Letter.

“Existing Fintech Transaction” means:

(a)

any crowdlending platform launched by any member of the Group designed to facilitate lending through such platform matching sellers/suppliers (or consumers) as borrowers with lenders, in each case without recourse to any of the Obligors or any of their assets; and

(b)

any consumer payment, money transfer, payment order or payment option service made available or provided by any member of the Group to its customers, which in the case of any deferred payment option or service, has an aggregate payment capacity of up to RUB 100,000,000, but only to the extent that the associated amounts of equity contributions, contributions to assets and advances of shareholder loans by the Obligors to the company contemplated in paragraph (b) of Clause 18.12 (Acquisitions) for the purposes of facilitating or funding any or all of the foregoing do not, at any time, RUB 260,000,000 (or its equivalent) in aggregate.

“Existing Loan” means any loan advanced by an Obligor to any person at any time prior to the date of this Agreement.

“Existing Security” means the Security listed in the CS Disclosure Letter.

“Facility” means the term loan facility made available under this Agreement as described in Clause 2 (The Facility).

“Facility Office” means:

(a)

in respect of a Lender, the office or offices notified by that Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five (5) Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement; or

(b)	in respect of any other Finance Party, the office in the jurisdiction in which it is resident for tax purposes.

“Fee Letter” means any letter or letters dated on or about the date of this Agreement between the Arranger and the Borrower (or the Agent and the Borrower or the Security Agent and the Borrower) setting out any of the fees referred to in Clause 10 (Fees).

“Finance Document” means this Agreement, the Mandate Letter, any Fee Letter, the Extension Notice, each Russian Suretyship, each Transaction Security Document and any other document designated as such by the Agent and the Borrower.

“Finance Lease” means any lease or hire purchase contract, a liability under which would, in accordance with IFRS, be treated as a balance sheet liability (other than a lease or hire purchase contract which would, in accordance with IFRS in force prior to 1 January 2019, have been treated as an operating lease or rent).

“Finance Party” means the Agent, the Arranger, the Security Agent or a Lender.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed, other than:

(i)	indebtedness outstanding under the PVG Loan; and

(ii)	any other indebtedness owed by an Obligor to a Shareholder, provided that:

(A)

(1)

such Shareholder’s recourse in respect of such other indebtedness is, in all circumstances, limited to the right to exercise an option to convert the relevant indebtedness into Shares of the relevant Obligor; and

(2)	such other indebtedness is not eligible for registration in the register of competing creditors’ claims in insolvency (or any similar register); or

(B)

to the extent that such indebtedness ranks pari passu or preferentially as against any of the Secured Obligations, the relevant Shareholder shall have entered into a subordination agreement providing for the subordination of such indebtedness to the Secured Obligations (on terms satisfactory to the Agent (acting reasonably)) by no later than ninety (90) days following a request for the same by the Agent to the Borrower.

(b)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(c)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with IFRS, be treated as a Finance Lease;

(d)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(e)

any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition that would be classified as a borrowing under IFRS;

(f)

any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account) which would be would be classified as a financial liability under IFRS (excluding any and all derivative transactions entered into with a Lender’s Affiliate);

(g)

any amount raised by the issue of shares which are redeemable (other than at the option of the issuer) before the date occurring six (6) months after the Original Termination Date or are otherwise classified as a borrowing under IFRS; and

(h)

(without double counting) the amount of any liability in respect of any guarantee, indemnity or counter-indemnity for the benefit of any parties other than the Obligors for any of the items referred to in paragraphs (a) to (h) above.

“Fintech Transaction” means:

(a)	any Existing Fintech Transaction;

(b)	any microfinance services provided by any member of the Group (other than any Obligors) which:

(i)	do not result in the imposition of any recourse against or liability on any Obligor; and

(ii)	otherwise do not result in the incurrence of any liabilities by any members of the Group;

(c)	any other services, business, operations or transactions undertaken by any member of the Group and designated as such by the Borrower and the Agent.

“Fixed Rate” means, on the date of this Agreement, twelve per cent. (12%) per annum, but if the Termination Date is extended pursuant to Clause 6.2 (Extension option) then, during each Interest Period that commences on or after the date of such extension, the Fixed Rate will be fifteen per cent. (15%) per annum.

“Group” means, on any date, OHL and any Subsidiary or other person the accounts of which would be consolidated with those of OHL in OHL’s consolidated financial statements if such statements were prepared (in accordance with IFRS) as of such date.

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Insolvency Proceedings” means:

(a)	in the case of a person incorporated in the Russian Federation, any Russian Insolvency Proceedings;

(b)	in the case of any other person:

(i)	the declaration of a moratorium in relation to all of its indebtedness;

(ii)	its winding up, dissolution or corporate reorganisation;

(iii)

the appointment of a liquidator, receiver, receiver and manager, compulsory or interim manager, trustee or other similar officer in respect of it or any of its assets in connection with any insolvency-related winding-up, dissolution, corporate reorganisation or similar proceedings in accordance with applicable law;

(iv)	the passing by the shareholders of any such person for, its winding-up or dissolution; or

(v)

the acceptance by a court or a registrar of any petition or other documents submitted or filed by a creditor of such person for the winding-up, dissolution or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any such person.

“Interest Period” means, in relation to the Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.4 (Default interest).

“Internet-Logistics” means LLC “Internet-Logistics” (in Russian: ), a limited liability company incorporated under the laws of the Russian Federation with main state registration number: 1076949002261.

“Internet Travel” means LLC “Internet Travel” (in Russian: ), a limited liability company incorporated under the laws of the Russian Federation with main state registration number: 5087746213902

“Legal Reservations” means:

(a)

the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)

the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim;

(c)	similar principles, rights and defences under the laws of any Relevant Jurisdiction; and

(d)	any other matters which are set out as qualifications or reservations as to matters of law of general application in the legal opinions specified in Schedule 2 (Conditions Precedent).

“Lender” means:

(a)	any Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a “Lender” in accordance with Clause 20 (Changes to the Lenders),

which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement.

“Limitation Acts” means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.

“LitRes” means LitRes Holding Limited, a company incorporated and registered in the Republic of Cyprus with registered number HE 390501.

“LMA” means the Loan Market Association.

“Loan” means the loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan (inclusive of any interest capitalised pursuant to Clause 8.3 (Capitalisation of interest).

“Majority Lenders” means a Lender or Lenders whose Commitments aggregate more than 66 2⁄3 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2⁄3 per cent. of the Total Commitments immediately prior to the reduction).

“Mandate Letter” means the letter entered into or to be entered into (as the context shall require) between the Arranger and OHL in respect of the Venture Financing.

“Material Adverse Effect” means a material adverse effect on:

(a)	the business, operations or financial condition of the Obligors taken as a whole;

(b)

the ability of the Obligors (taken as a whole) to perform their payment obligations under the Finance Documents (including, without limitation, any obligation under the Finance Documents to pay principal, interest, damages for breach of contract and any obligation under the Finance Documents to indemnify any Secured Party);

(c)	the ability of an Obligor to perform its obligations under the Finance Documents (other than those specified in paragraph (b) above); or

(d)

the validity or enforceability of, or the effectiveness or ranking of any Security granted or purporting to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.

“New Lender” has the meaning given to that term in Clause 20 (Changes to the Lenders).

“New Sanctions” means, in relation to any person:

(a)	the introduction in relation to, or the imposition on, such person after the date of this Agreement of any Sanctions; or

(b)	the designation, after the date of this Agreement, of such person as the subject or target of Sanctions,

“Obligor” means the Borrower, a Guarantor or a Russian Surety.

“Operating Companies” means any or all of (as the context shall require) the Borrower, Internet Logistics, Ozon-Volga and/or Ozon Technologies.

“Original Financial Statements” means:

(a)	in relation to OHL, its consolidated interim condensed financial information for the nine (9) month period ended 30 September 2019, prepared in accordance with IFRS; and

(b)	in relation to the Borrower, its interim condensed financial information for the nine (9) month period ended 30 September 2019, prepared in accordance with RAS.

“Original Jurisdiction” means, in relation to an Obligor, the jurisdiction under whose laws that Obligor is incorporated as at the date of this Agreement.

“Original Termination Date” means the date occurring six (6) months after the date of this Agreement.

“Ozon Holding” means LLC “Ozon Holding” (in Russian: ), a limited liability company incorporated under the laws of the Russian Federation with main state registration number: 5167746332364.

“Ozon Holding PI Pledge” means the pledge of the participation interest in Ozon Holding constituting one hundred per cent. (100%) of the charter capital of Ozon Holding granted or to be granted (as the context shall require) by OHL, in favour of the Security Agent as security for the Secured Obligations.

“Ozon Technologies” means LLC “Ozon Technologies” (in Russian: ), a limited liability company incorporated under the laws of the Russian Federation with main state registration number: 1197746313940

“Ozon-Volga” means LLC “Ozon-Volga” (in Russian: ), a limited liability company incorporated under the laws of the Russian Federation with main state registration number: 1191690053829.

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“Limited Recourse Financing” means any borrowing to finance the acquisition, construction, development and/or operation of any asset(s) which is raised or effected by a single purpose company (and not, for the avoidance of doubt, an Obligor) whose sole liabilities in respect of the borrowing concerned are not directly or indirectly the subject of a suretyship, guarantee or indemnity from any Obligor (except for (i) any contractual obligation to contribute share, equity or similar capital or to advance subordinated loans and/or (ii) Security created by such Obligor in favour of the relevant creditor(s) in respect of that Obligor’s Shares in the relevant single purpose company on terms that limit recourse against such Obligor to the proceeds realised by such creditor(s) from the enforcement of such Security).

“PVG” means Princeville Global Ecommerce Investments Limited.

“PVG Loan” means the amended and restated convertible loan agreement dated 1 October 2019 between PVG as lender and OHL as borrower.

“RAS” means Russian accounting standards, being the accounting standards established by applicable Russian law from time to time.

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Relevant Entity” means the Borrower or OHL.

“Relevant Market” means the Moscow interbank market.

“Relevant Jurisdiction” means, in relation to an Obligor:

(a)	its Original Jurisdiction;

(b)	any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated; and

(c)	the jurisdiction whose laws govern the perfection of any of the Transaction Security Document entered into by it.

“Repeating Representations” means each of the representations set out in Clause 16, other than Clauses 16.5 (Validity and admissibility in evidence), paragraph (a) of Clause 16.6 (Governing law and enforcement), 16.7 (No filing or stamp taxes), 16.8 (No default), paragraph (c) of Clause 16.10 (Financial statements), 16.11 (No proceedings), 16.12 (No breach of laws), Clause 16.13 (Taxation), 16.14 (Security and Financial Indebtedness), 16.15 (Ranking), 16.16 (Legal and beneficial ownership) and 16.19 (Use of proceeds).

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Russian Corporate Reorganisation” means a solvent reorganisation (reorganisatsiya), whether by way of merger (sliyaniye), company accession (prisoedineniye obschestva), company division (razdeleniye obschestva), company separation (vydeleniye obschestva) or company transformation (preobrazovaniye obschestva) or otherwise in accordance with applicable Russian laws.

“Russian Insolvency Proceedings” means, in respect of an entity registered under the laws of the Russian Federation, any of the following:

(a)

the acceptance of a petition (or similar document) by any court, state arbitration court (arbitrazhnyi sud) or any other authority authorised in accordance with Bankruptcy Law to administer cases of bankruptcy and liquidation of legal entities, in respect of its bankruptcy, insolvency, administration, liquidation or the initiation of any analogous proceeding;

(b)

the institution of supervision (nablyudeniye), financial recovery (finansovoe ozdorovleniye) as a result of an actual inability to satisfy debts as they fall due, external management (vneshneye upravleniye) or bankruptcy management (konkursnoye proizvodstvo) of it, and/or the appointment of a temporary manager (vremenniy upravlyaushchiy), administrative manager (administrativniy upravlyaushchiy), external manager (vneshniy upravlyaushchiy), bankruptcy manager (konkursniy upravlyaushchiy) or similar officer of it, as the above terms are defined in applicable Russian bankruptcy legislation;

(c)	the taking of any decision ordering its dissolution, liquidation or similar proceeding with respect to it by any court of competent jurisdiction; or

(d)

the initiation of any voluntary or involuntary case or other similar proceeding having an analogous effect to any of the events specified in paragraphs (b) to (c) above and, in each case introduced into Russian law after the date of this Agreement.

“Russian Suretyships” means any or all of (as the context shall require):

(a)	the Russian law suretyship agreement entered into or to be entered into (as the context shall require) between, inter alios, Ozon Holding as surety and the Agent;

(b)	the Russian law suretyship agreement entered into or to be entered into (as the context shall require) between, inter alios, Ozon-Volga as surety and the Agent;

(c)	the Russian law suretyship agreement entered into or to be entered into (as the context shall require) between, inter alios, Internet Logistics as surety and the Agent;

(d)	the Russian law suretyship agreement entered into or to be entered into (as the context shall require) between, inter alios, Ozon Technologies as surety and the Agent; and/or

(e)	the Russian law suretyship agreement entered into or to be entered into (as the context shall require) between, inter alios, Internet Travel as surety and the Agent.

“Sanctions” means the economic or financial sanctions laws, regulations, trade embargoes or other analogous measures enacted, administered, implemented and/or enforced from time to time by any of the following (or person, agency, department or governmental agency (or a division thereof) empowered or authorised to enact, administer, implement and/or enforce any such sanctions, laws, regulations, embargoes or other measures):

(a)	the United Nations;

(b)	the European Union;

(c)	the government of the United States of America;

(d)	the government of the United Kingdom; and

(e)	the Russian Federation.

“Sanctions Target” means a target or subject of any Sanctions, including, without limitation, any person or entity designated as a Specially Designated National and Blocked Person.

“Sberbank Investments” means Sberbank Investments Limited.

“Secured Obligations” means all obligations at any time due, owing or incurred by any Obligor to any Secured Party under the Finance Documents, including the obligations set out in Clause 23.2 (Parallel debt (covenant to pay the Security Agent)) whether present or future, actual or contingent (and whether incurred solely or jointly and whether as principal or surety or in some other capacity).

“Secured Parties” means each Finance Party from time to time party to this Agreement and any Receiver or Delegate.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Shareholders” means any or all of, as the context shall require, the BV Shareholders, the Sistema Shreholders and any other person identified in the certificate delivered to the Agent pursuant to paragraph 2 (Ozon Holdings Limited) of Schedule 2 (Conditions Precedent), and any other person notified as such in writing to the Agent by a Relevant Entity and in respect of whom each Finance Party has completed all necessary “know-your-customer” or other similar checks required by that Finance Party.

“Shares” means any share, stock, participatory interest or similar right of a shareholder, participant or member in a company or corporation.

“Sistema” means Sistema Public Joint Stock Financial Corporation (in Russian: ).

“Sistema Shareholders” means Sistema and its Subsidiaries.

“Special Purpose Company” has the meaning given to it in paragraph (b)(iv) of Clause 18.3 (Negative pledge).

“Specified Time” means a day or time determined in accordance with Schedule 6 (Timetables).

“Sponsor Liability” means any amount which an Obligor is obliged, pursuant to a contractual arrangement with a creditor of a Special Purpose Company or a member of the Group (as the case may be), to make available to such Special Purpose Company or member of the Group, whether by way of a contribution of share, equity or similar capital or an advance of a subordinated loan, but excluding any liability in respect of a guarantee, performance bond and any other liability for any undertaking to repay any Financial Indebtedness incurred by such Special Purpose Company or member of the Group in connection with any Limited Recourse Financing.

“Subsidiary” means any person (referred to as the “first person”) in respect of which another person (referred to as the “second person”):

(a)

holds a majority of the voting rights in that first person or has the right under the constitution of the first person to direct the overall policy of the first person or alter the terms of its constitution; or

(b)	is a member of that first person and has the right to appoint or remove a majority of its board of directors or equivalent administration, management or supervisory body; or

(c)

has the right to exercise a dominant influence (which must include the right to give directions with respect to operating and financial policies of the first person which its directors are obliged to comply with whether or not for its benefit) over the first person by virtue of provisions contained in the articles (or equivalent) of the first person or by virtue of a control contract which is in writing and is authorised by the articles (or equivalent) of the first person and is permitted by the law under which such first person is established; or

(d)

is a member of that first person and controls alone, pursuant to an agreement with other shareholders or members, a majority of the voting rights in the first person or the rights under its constitution to direct the overall policy of the first person or alter the terms of its constitution; or

(e)	has the power to exercise, or actually exercises dominant influence or control over the first person; or

(f)	together with the first person are managed on a unified basis,

and, for the purposes of this definition, a person shall be treated as a member of another person if any of that person’s Subsidiaries is a member of that other person or if any Shares in that other person are held by a person acting on behalf of it or any of its Subsidiaries.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Certificate” means, in respect of any person, a tax residence certificate issued by the relevant tax authority in accordance with the laws of the relevant country in which such person is resident confirming that such person is resident in such country for double tax treaty purposes.

“Termination Date” means either the Original Termination Date or, if extended pursuant to Clause 6.2 (Extension option), the first anniversary of the date of this Agreement.

“Total Commitments” means the aggregate of the Commitments being RUB 6,000,000,000 at the date of this Agreement.

“Transaction Security” means the Security created or expressed to be created in favour of the Security Agent pursuant to the Transaction Security Documents.

“Transaction Security Documents” means each of:

(a)	the Borrower PI Pledges;

(b)	the Ozon Holding PI Pledge;

(c)	any other document evidencing or creating Security over any asset to secure any obligation of any Obligor to a Secured Party under the Finance Documents; or

(d)	any other document designated as such by the Security Agent and the Borrower.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrower.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

“Tverskoy Warehouse” means the industrial and logistical complex located at Tverskaya region, Kalininsky district, Burashevskoe, industrial zone Boroblevo-2.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“Utilisation” means a utilisation of the Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which the Loan is to be made.

“Utilisation Request” means a notice substantially in the form set out in Schedule 3 (Utilisation Request).

“VAT” means value added tax, goods and services tax and any other tax of a similar nature.

“Venture Financing” means the loan facility made available or to be made available (as the context shall require) by Sberbank Investments and/or its Affiliate(s) to the Borrower pursuant to the Venture Financing Agreement.

“Venture Financing Agreement’ means the facility agreement entered into or to be entered into (as the context shall require) between (amongst others) the Borrower as borrower and Sberbank Investments (or its Affiliate(s)) as lender.

1.2	Construction

(a)	Unless a contrary indication appears, any reference in this Agreement to:

(i)

the “Agent”, the “Arranger”, any “Finance Party”, any “Lender”, any “Obligor”, any “Party”, any “Secured Party”, the “Security Agent” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with the Finance Documents;

(ii)

an “agency” shall be construed so as to include any governmental, intergovernmental or supranational agency, authority, body, central bank, commission, department, ministry, organisation, statutory corporation or tribunal (including any political sub-division, national, regional or municipal government and any administrative, fiscal, judicial, regulatory or self-regulatory body or persons);

(iii)	a document in “agreed form” is a document which is previously agreed in writing by or on behalf of the Borrower and the Agent or, if not so agreed, is in the form specified by the Agent;

(iv)	“assets” includes present and future properties, revenues and rights of every description;

(v)	a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(vi)	“fixed assets” has the meaning given to it in IFRS;

(vii)	a “group of Lenders” includes all the Lenders;

(viii)

“guarantee” means (other than in Clause 15 (Guarantee and indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(ix)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(x)

a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(xi)	a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any agency;

(xii)	“Russia” is a reference to the Russian Federation and any republic or political sub division thereof (and “Russian” has a corresponding meaning);

(xiii)	a provision of law is a reference to that provision as amended or re-enacted; and

(xiv)	a time of day is a reference to Moscow time.

(b)

The determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c)	Any determination of the “balance sheet value” of any asset(s) (whether tangible or intangible) shall be made by reference to the balance sheet value of the relevant asset(s) and on the basis of IFRS.

(d)	Section, Clause and Schedule headings are for ease of reference only.

(e)

Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(f)	A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if:

(i)	in the case of an Event of Default that has occurred by operation of Clause 19.1 (Non-payment), it has not been waived; and

(ii)

in the case of any other Event of Default (other than any Event of Default contemplated in paragraph (i) above) it has not been waived or remedied (provided that no Finance Party has, at any time prior to such Event of Default being so remedied, (i) exercised any right, remedy or discretion under Clause 19.10 (Acceleration) in relation to such Event of Default, (ii) taken any step or action to enforce any of the Transaction Security or (iii) has otherwise given any notice of such Event of Default and/or reserved in writing its rights in respect of the same).

1.3	Currency symbols and definitions

(a)	“RUB” and “roubles” denote the lawful currency of the Russian Federation.

(b)	“€”, “EUR” and “euro” denote the single currency of the Participating Member States.

1.4	Third party rights

(a)

Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

(c)

Any Receiver, Delegate or any person described in paragraph (b) of Clause 23.12 (Exclusion of liability) may, subject to this Clause 1.4 and the Third Parties Act, rely on any Clause of this Agreement which expressly confers rights on it.

SECTION 2

THE FACILITY

2.	THE FACILITY

2.1	The Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrower a rouble term loan facility in an aggregate amount equal to the Total Commitments.

2.2	Finance Parties’ rights and obligations

(a)

The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)

The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of the Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in the Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

3.	PURPOSE

3.1	Purpose

The Borrower shall apply all amounts borrowed by it under the Facility towards its general corporate purposes.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

The Borrower may not deliver a Utilisation Request unless, on the date of such Utilisation Request:

(a)	no Default is continuing or would result from the proposed Loan; and

(b)	the Repeating Representations to be made by each Obligor are true in all material respects.

4.2	Further conditions precedent

(a)	The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if on the proposed Utilisation Date:

(i)	no Default is continuing or would result from the proposed Loan;

(ii)	the Repeating Representations to be made by each Obligor are true in all material respects; and

(iii)

the Agent has confirmed that to the Borrower and the Lenders that it has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent.

(b)

Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification

4.3	Maximum number of Loans

The Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation two (2) or more Loans would be outstanding.

SECTION 3

UTILISATION

5.	UTILISATION

5.1	Delivery of a Utilisation Request

The Borrower may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time or such other time as agreed by the Agent.

5.2	Completion of a Utilisation Request

(a)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	the proposed Utilisation Date is a Business Day within the Availability Period;

(ii)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(iii)	the account specified therein for the disbursement of the Utilisation proceeds is an account held with Sberbank of Russia or an Affiliate thereof.

(b)	Only one (1) Loan may be requested in each Utilisation Request.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be roubles.

(b)	The amount of the proposed Loan must be an amount which is equal to Available Facility.

5.4	Lenders’ participation

(a)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in the Loan available by the Utilisation Date through its Facility Office.

(b)	The amount of each Lender’s participation in the Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)	The Agent shall notify each Lender of the amount of the Loan and the amount of its participation in the Loan by the Specified Time.

5.5	Cancellation of Commitment

The Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period.

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

6.	REPAYMENT

6.1	Repayment of Loan

The Borrower shall repay the Loan in full on the Termination Date.

6.2	Extension option

(a)

Subject to paragraph (c) below, the Borrower shall be entitled to request (only) one (1) extension of the Termination Date for an additional six (6) months by giving notice to the Agent (the “Extension Notice”) not less than five (5) Business Days prior to the Original Termination Date. The notice shall be made in writing and shall be unconditional and binding on the Borrower.

(b)	The Agent shall forward a copy of the Extension Notice to the Lenders as soon as practicable after receipt of it.

(c)	No extension of the Facility may be requested, and no such extension shall take place, if on the Original Termination Date:

(i)	a Default is continuing or would result from such extension;

(ii)	the Repeating Representations are incorrect in any material respect; or

(iii)

the Venture Financing Agreement or the Convertible Loan (as the case may be) has been executed by the parties thereto and all conditions precedent to the utilisation of the facility made available thereunder have been satisfied or waived.

(d)

If the conditions set out in this Clause 6.2 are satisfied, then the Termination Date shall, without the requirement for any further act of any Party, be extended form the Original Termination Date to the first anniversary of the date of this Agreement.

6.3	Reborrowing

The Borrower may not reborrow any part of the Facility which is repaid.

7.	PREPAYMENT AND CANCELLATION

7.1	Illegality

If, in any applicable jurisdiction, it becomes unlawful for any Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in the Loan or it becomes unlawful for Sberbank of Russia to do so:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event providing reasonable details in relation to such event;

(b)	upon the Agent notifying the Borrower, the Available Commitment of that Lender will be immediately cancelled; and

(c)

the Borrower shall repay that Lender’s participation in the Loan on the last day of the Interest Period occurring after the Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment shall be cancelled in the amount of the participations repaid.

7.2	Change of Control

If a Change of Control occurs in respect of a Relevant Entity:

(a)	the Borrower shall promptly notify the Agent upon becoming aware of that event;

(b)	a Lender shall not be obliged to fund a Utilisation; and

(c)

if a Lender so requires by notice to the Agent and the Borrower, the Commitment of that Lender shall be immediately cancelled and the participation of that Lender in the Loan, together with accrued interest and all other amounts accrued under the Finance Documents will become immediately due and payable by the Borrower;

7.3	Voluntary cancellation

The Borrower may, if it gives the Agent not less than five (5) Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of RUB 1,000,000,000) of the Available Facility. Any cancellation under this Clause 7.3 shall reduce the Commitments of the Lenders rateably.

7.4	Voluntary prepayment of Loan

(a)

The Borrower may, if it gives the Agent not less than five (5) Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of the Loan (but, if in part, being an amount that reduces the amount of the Loan by a minimum amount of RUB 1,000,000,000).

(b)	The Loan may only be prepaid after the last day of the Availability Period (or, if earlier, the day on which the Available Facility is zero).

7.5	Right of replacement or repayment and cancellation in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 11.2 (Tax gross-up); or

(ii)	any Lender claims indemnification from the Borrower under Clause 11.3 (Tax indemnity),

the Borrower may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment(s) of that Lender and its intention to procure the repayment of that Lender’s participation in the Loan.

(b)	On receipt of a notice of cancellation referred to in paragraph (a) above, the Commitment(s) of that Lender shall immediately be reduced to zero.

(c)

On the last day of each Interest Period which ends after the Borrower has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender’s participation in the Loan.

7.6	Restrictions

(a)

Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid, the applicable prepayment fee (if any), but otherwise without premium or penalty.

(c)

On the date any prepayment is effected by it under Clause 7.4 (Voluntary prepayment of Loan), the Borrower shall pay to the Agent (for the account of each Lender based on the proportion borne by such Lender’s Commitment to the Total Commitments) a prepayment fee in an amount equal to the amount of interest that would have accrued on the prepaid portion of the Loan (including any component thereof that constitutes or would have constituted capitalised interest pursuant to Clause 8.3 (Capitalisation of interest)) during the period commencing on the relevant prepayment date and ending on the Termination Date provided that no such prepayment fee shall be payable in relation to a prepayment effected by the Borrower pursuant to Clause 7.4 (Voluntary prepayment of Loan) if such prepayment is effected using the proceeds of a Venture Financing or a Convertible Loan.

(d)	The Borrower may not reborrow any part of the Facility which is prepaid.

(e)	The Borrower shall not repay or prepay all or any part of the Loan or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(f)	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(g)	If the Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.

(h)

If all or part of any Lender’s participation in the Loan is repaid or prepaid, an amount of that Lender’s Commitment (equal to the amount of the participation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.

7.7	Application of prepayments

Any prepayment of the Loan pursuant to Clause 7.4 (Voluntary prepayment of Loan) shall be applied pro rata to each Lender’s participation in the Loan.

SECTION 5

COSTS OF UTILISATION

8.	INTEREST

8.1	Calculation of interest

The rate of interest on the Loan for each Interest Period is the percentage rate per annum which is the applicable Fixed Rate.

8.2	Payment of interest

The Borrower shall pay accrued interest on the Loan on the Termination Date.

8.3	Capitalisation of interest

(a)	Interest shall be automatically capitalised and shall be added to the aggregate outstanding principal amount of the Loan on the last day of each Interest Period.

(b)	After capitalisation, interest capitalised pursuant to paragraph (a) above shall:

(i)	be treated as part of the outstanding principal amount of the Loan;

(ii)	accrue interest at the Fixed Rate in accordance with this Clause 8; and

(iii)	be repaid in full on the Termination Date.

8.4	Default interest

(a)

If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is two per cent. (2%) per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted the Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably).

(b)	Any interest accruing under this Clause 8.4 shall be immediately payable by the Obligor on demand by the Agent.

(c)	If any overdue amount consists of all or part of the Loan which became due on a day which was not the last day of an Interest Period:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period; and

(ii)

the rate of interest applying to the overdue amount during that first Interest Period shall be two per cent. (2%) per annum higher than the rate which would have applied if the overdue amount had not become due.

(d)

Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

9.	INTEREST PERIODS

9.1	Duration of Interest Periods

(a)	Each Interest Period will be of three (3) months’ duration.

(b)	An Interest Period for the Loan shall not extend beyond the Termination Date.

(c)	Each Interest Period for the Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

9.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10.	FEES

10.1	Arrangement fee

The Borrower shall pay to the Arranger an arrangement fee in the amount and at the times agreed in a Fee Letter.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

11.	TAX GROSS UP AND INDEMNITIES

11.1	Definitions

(a)	In this Agreement:

“Protected Party” means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Qualifying Finance Party” means a Finance Party:

(i)	which is resident for tax purposes in, or whose Facility Office is situated in, the Russian Federation (each such person under this paragraph (i), a “Russian Finance Party”); or

(ii)	which:

(A)	is beneficially entitled to receipt of interest or other payments payable to that Finance Party; and

(B)	is a tax resident in a Treaty State; and

(C)

does not have a Facility Office in the Russian Federation (and does not, otherwise, carry on business in the Russian Federation through a permanent establishment with which that Finance Party’s participation in that Loan is effectively connected.

For the purposes of paragraph (ii) of this definition, references to “full exemption on interest” criteria shall apply to any Lender and references to “full exemption on other income” criteria shall apply to any other Finance Party and to any Lender in whose favour the Borrower is to pay other income.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 11.2 (Tax gross-up) or a payment under Clause 11.3 (Tax indemnity).

“Treaty State” means a jurisdiction which has in force a double tax treaty with the Russian Federation (or with the Union of Soviet Socialist Republics to which the Russian Federation has succeeded), which provides for full exemption from Russian withholding tax on interest or other income (as defined under article “Other Income” of the applicable double tax treaty) derived from a source within the Russian Federation.

(b)	Unless a contrary indication appears, in this Clause 11 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

11.2	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)

The Borrower shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Borrower and that Obligor.

(c)

If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)

The Obligor’s gross-up obligation, stipulated in paragraph (c) above, shall not apply if on the date on which the payment falls due, the payment could have been made to the relevant Finance Party without a Tax Deduction if that Finance Party had been a Qualifying Finance Party, but on that date that Finance Party is not or has ceased to be a Qualifying Finance Party other than as a result of any change after the date it became a Finance Party under this Agreement in (or in the interpretation, administration, or application of) Russian tax law or an applicable double tax treaty or any published practice or published concession of any relevant taxing authority.

(e)

If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(f)

Within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(g)

Within thirty (30) days from the date of this Agreement (or, in relation to a New Lender, within thirty (30) days from the date it becomes a party to this Agreement pursuant to Clause 20 (Changes to the Lenders)), and within thirty (30) days from the beginning of each calendar year, but not later than seven (7) Business Days prior to the date of the relevant payment, each Finance Party shall provide directly to the Borrower (i) an original of apostilled Tax

Certificate; and (ii) a Beneficial Ownership Confirmation. For the avoidance of doubt, if a Finance Party does not provide a Tax Certificate and a Beneficial Ownership Confirmation within the time period set out above (unless otherwise agreed with the Borrower in writing), the Borrower is not obliged to perform its gross up obligations in favour of such a Finance Party.

11.3	Tax indemnity

(a)

The Borrower shall (within ten (10) Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Protected Party:

(A)

under the law of the jurisdiction in which that Protected Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Protected Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Protected Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Protected Party; or

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under Clause 11.2 (Tax gross-up); or

(B)

would have been compensated for by an increased payment under Clause 11.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) of Clause 11.2 (Tax gross-up) did not apply.

(c)

A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrower.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 11.3, notify the Agent.

(e)

Paragraph (a) above shall not apply to the extent any Tax is attributable to any day more than twelve (12) months before the first date on which the relevant Protected Party became (or, if earlier, could reasonably be expected to have become) aware of the relevant Tax.

11.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

11.5	Stamp taxes

The Borrower shall pay and, within ten (10) Business Days of demand, indemnify each Secured Party and Arranger against any cost, loss or liability that Secured Party or Arranger incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

11.6	VAT

(a)

All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

(b)

If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)

(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)

(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)

Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)

Any reference in this Clause 11.6 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (or an analogous concept under applicable law).

(e)

In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

12.	OTHER INDEMNITIES

12.1	Currency indemnity

(a)

If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within ten (10) Business Days of demand, indemnify the Arranger and each other Secured Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

12.2	Other indemnities

The Borrower shall (or shall procure that an Obligor will), within ten (10) Business Days of demand, indemnify the Arranger and each other Secured Party against any documented cost, loss or liability incurred by that Finance Party as a result of:

(a)	the occurrence of any Event of Default;

(b)

a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 25 (Sharing among the Finance Parties);

(c)

funding, or making arrangements to fund, its participation in the Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(d)	the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

12.3	Indemnity to the Agent

The Borrower shall promptly indemnify the Agent against any documented cost, loss or liability incurred by the Agent (acting reasonably) as a result of investigating any event which it reasonably believes is a Default.

12.4	Indemnity to the Security Agent

(a)	Each Obligor jointly and severally shall promptly indemnify the Security Agent and every Receiver and Delegate against any documented cost, loss or liability incurred by any of them as a result of:

(i)	any failure by the Borrower to comply with its obligations under Clause 14 (Costs and expenses); or

(ii)	any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents.

(b)

Each Obligor expressly acknowledges and agrees that the continuation of its indemnity obligations under this Clause 12.4 will not be prejudiced by any release under Clause 23.25 (Releases) or otherwise in accordance with the terms of this Agreement.

(c)

The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 12.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.

13.	MITIGATION BY THE LENDERS

13.1	Mitigation

(a)

Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), 7.2 (Change of Control) or Clause 11 (Tax gross-up and indemnities) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

13.2	Limitation of liability

(a)	The Borrower shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 13.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 13.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

14.	COSTS AND EXPENSES

14.1	Transaction expenses

The Borrower shall promptly on demand pay the Agent, the Arranger and the Security Agent the amount of all documented costs and expenses (including legal fees) (but, subject to pre-agreed fee caps, if any, or, absent such agreement which costs have been reasonably incurred) incurred by any of them in connection with the negotiation, preparation, execution, and perfection of:

(a)	the Transaction Security, this Agreement and any other documents referred to in this Agreement; and

(b)	any other Finance Documents executed after the date of this Agreement.

14.2	Amendment costs

If:

(a)	an Obligor requests an amendment, waiver or consent; or

(b)	an amendment is required pursuant to Clause 26.9 (Change of currency),

the Borrower shall, within ten (10) Business Days of demand, reimburse each of the Agent and the Security Agent for the amount of all documented costs and expenses (including legal fees) (but subject to pre-agreed fee caps, if any, or, absent such agreement which costs have been reasonably incurred) incurred by the Agent.

14.3	Enforcement costs

The Borrower shall, within ten (10) Business Days of demand, pay to the Arranger and each other Secured Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document and the Transaction Security and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or enforcing these rights.

SECTION 7

GUARANTEE

15.	GUARANTEE AND INDEMNITY

15.1	Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)	guarantees to each Finance Party punctual performance by each other Obligor of all that Obligor’s obligations under the Finance Documents;

(b)

undertakes with each Finance Party that whenever an Obligor does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)

agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 15 if the amount claimed had been recoverable on the basis of a guarantee.

15.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

15.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 15 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

15.4	Waiver of defences

The obligations of each Guarantor under this Clause 15 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 15 (without limitation and whether or not known to it or any Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)

any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

15.5	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 15. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

15.6	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)

refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 15.

15.7	Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 15:

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;

(c)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)

to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 15.1 (Guarantee and indemnity);

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or prove as a creditor of any Obligor in competition with any Finance Party.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 26 (Payment mechanics).

15.8	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

16.	REPRESENTATIONS

Each of the Obligors makes the representations and warranties set out in this Clause 16 to each Finance Party on the date of this Agreement.

16.1	Status

(a)	It is a limited liability company duly incorporated and validly existing under the law of its Original Jurisdiction.

(b)	It has the power to own its assets and carry on its business as it is being conducted.

16.2	Binding obligations

Subject to the Legal Reservations and applicable perfection requirements referred to in Clause 18.17 (Registration of pledges):

(a)	the obligations expressed to be assumed by it in each Finance Document to which it is a party are legal, valid, binding and enforceable obligations; and

(b)

(without limiting the generality of paragraph (a) above), each Transaction Security Document to which it is a party creates the security interests which that Transaction Security Document purports to create and those security interests are valid and effective.

16.3	Non-conflict with other obligations

Save as set out in the Disclosure Letter (and accepted by the Agent), the entry into and performance by it of, and the transactions contemplated by, the Finance Documents to which it is a party and the granting by it of the Transaction Security do not and will not conflict with:

(a)	any law or regulation applicable to it; or

(b)	its constitutional documents; or

(c)

any agreement or instrument binding upon it or any of its assets or constitute a default or termination event (however described) under any such agreement or instrument that will result in, or would be reasonably expected to result in:

(i)	the incurrence by such Obligor of a liability for breach of contract;

(ii)	any amount thereunder being declared or otherwise becoming due and payable prior to its specified maturity;

(iii)	any limit under any guarantee thereunder being cancelled or suspended;

(iv)	a termination amount (howsoever defined) being declared or otherwise becoming due and payable thereunder;

(v)	such Obligor being or becoming (as the case may be) required to post cash collateral in respect of any bank guarantee for which it is the principal; and/or

(vi)	a combination of any or all of the foregoing,

in an amount equal to RUB 700,000,000 (or its equivalent).

16.4	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

16.5	Validity and admissibility in evidence

(a)	Save as set out in the Disclosure Letter (and accepted by the Agent), all Authorisations and any other acts, conditions or things required:

(i)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(ii)	to make the Finance Documents to which it is a party admissible in evidence in its Relevant Jurisdictions,

have been obtained, effected, done, fulfilled or performed and are in full force and effect, except any Authorisation or other act, condition or thing referred to in paragraphs (a) and (b) of Clause 16.7 (No filing or stamp taxes), which will be obtained, effected, done, fulfilled or performed after the date of this Agreement, in each case by no later than the date required by the Finance Documents or (if no such date is specified in any Finance Documents) by the date required under applicable law where failure to do so will result in, or would be reasonably expected to result in:

(A)	the incurrence by such Obligor of a liability for breach of contract;

(B)	any amount thereunder being declared or otherwise becoming due and payable prior to its specified maturity;

(C)	any limit under any guarantee thereunder being cancelled or suspended;

(D)	a termination amount (howsoever defined) being declared or otherwise becoming due and payable thereunder;

(E)	such Obligor being or becoming (as the case may be) required to post cash collateral in respect of any bank guarantee for which it is the principal; and/or

(F)	a combination of any or all of the foregoing,

in an amount equal to RUB 700,000,000 (or its equivalent).

(b)

All Authorisations necessary for the conduct of the business, trade and ordinary activities of the Obligors have been obtained or effected and are in full force and effect if failure to obtain or effect those Authorisations has or is reasonably likely to have a Material Adverse Effect.

16.6	Governing law and enforcement

(a)	Subject to the Legal Reservations, the choice of the law stated to be the governing law of each Finance Document to which it is a party will be recognised and enforced in its Relevant Jurisdictions.

(b)

Subject to the Legal Reservations, any judgment obtained in relation to a Finance Document to which it is a party in the jurisdiction of the stated governing law of that Finance Document will be recognised and enforced in its Relevant Jurisdictions.

(c)

Subject to the Legal Reservations, any arbitral award obtained in relation to a Finance Document to which it is a party in the seat of that arbitral tribunal as specified in that Finance Document will be recognised and enforced in its Relevant Jurisdictions.

16.7	No filing or stamp taxes

Under the law of its Relevant Jurisdictions it is not necessary that the Finance Documents to which it is a party be filed, recorded or enrolled with any court or other authority (other than the filing by the Borrower of this Agreement with a Russian Authorised Bank as the agent for the Central Bank of the Russian Federation pursuant to the Currency Law) in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to those Finance Documents or the transactions contemplated by those Finance Documents, save that:

(a)	Russian “state duties” may be payable in relation to the enforcement of any Transaction Security that is governed by Russian law;

(b)	the Borrower PI Pledges must be notarised and registered in the Unified State Register of Legal Entities of the Russian Federation (and fees must be paid to a notary in respect of the same);

(c)	the Ozon Holding PI Pledge must be notarised and registered in the Unified State Register of Legal Entities of the Russian Federation (and fees must be paid to a notary in respect of the same);

(d)	the Ozon Holding PI Pledge must be lodged with the Cypriot Registrar of Companies in accordance with section 90 of the Cyprus Companies Law Cap.113;

(e)

stamp duty is payable in Cyprus in relation to the Finance Documents to which a Guarantor is a party or which relate to property in Cyprus or “matters or things to be done or executed in Cyprus”, under the Stamp Duty Law No. 19/1963 of Cyprus (as amended), which registrations, filings, taxes and fees will be made and paid in each case by no later than the date required by the Finance Documents or (if no such date is specified in any Finance Documents) by the date required under applicable law.

16.8	No default

(a)

Save as set out in the Disclosure Letter (and accepted by the Agent), no Event of Default is continuing or might reasonably be expected to result from the making of the Utilisation or the entry by it into, the performance of, or any transaction contemplated by, any Finance Document to which it is a party.

(b)

Save as set out in the Disclosure Letter (and accepted by the Agent), no other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or to which its assets are subject which might reasonably be expected to have a Material Adverse Effect.

16.9	No misleading information

(a)

Any financial projection or forecast provided by or on behalf of any Obligor to any Finance Party was prepared on the basis of recent historical information and on the basis of reasonable assumptions and was fair (as at the date of the relevant report or document containing the projection or forecast) and arrived at after careful consideration.

(b)

All other written information provided by it and/or any other member of the Group (including its advisers) to a Finance Party was true, complete and accurate in all material respects as at the date it was provided and is not misleading in any respect.

16.10	Financial statements

(a)	The Borrower’s and OHL’s respective Original Financial Statements were prepared in accordance with RAS or IFRS (as applicable) consistently applied.

(b)

The Borrower’s and OHL’s respective Original Financial Statements fairly present their respective financial condition as at the end of the relevant reporting period and their respective results of operations during the relevant reporting period (consolidated in the case of the OHL).

(c)

There has been no material adverse change in any Obligor’s business or financial condition (or the business or consolidated financial condition of the Group, in the case of OHL) since the reference date of either of the Original Financial Statements except for:

(i)	changes in deferred tax assets resulting in negative net assets of the Borrower as of 31 December 2019 in accordance with RAS; and

(ii)

the decline in the revenue, and earnings before taxes, interest and depreciation of Internet Travel for its financial year ended 31 December 2019 and its first financial quarter of the financial year ending 31 December 2020.

16.11	No proceedings

(a)

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect has or have (to the best of its knowledge and belief) been started or threatened against it.

(b)

No judgment or order of a court, arbitral body or agency which might reasonably be expected to have a Material Adverse Effect has (to the best of its knowledge and belief (having made due and careful enquiry)) been made against it.

16.12	No breach of laws

(a)	It has not breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

(b)

No labour disputes are current or, to the best of its knowledge and belief (having made due and careful enquiry), threatened against it which have or are reasonably likely to have a Material Adverse Effect.

16.13	Taxation

(a)	It is not materially overdue in the filing of any Tax returns and it is not overdue in the payment of any amount in respect of Tax of RUB 600,000,000 (or its equivalent in any other currency) or more.

(b)

No claims or investigations are being, or are reasonably likely to be, made or conducted against it with respect to Taxes such that a liability of, or claim against, it of RUB 250,000,000 (or its equivalent in any other currency) or more is reasonably likely to arise.

(c)	It is resident for Tax purposes only in its Original Jurisdiction.

16.14	Security and Financial Indebtedness

(a)	No Security exists over all or any of its present or future assets other than as permitted by this Agreement.

(b)

Subject to the completion of any perfection requirements referred to in Clause 18.17 (Registration of pledges), each Transaction Security Document validly creates the Security which is expressed to be created by that Transaction Security Document and evidences the Security it is expressed to evidence.

(c)	No member of the Group has any Financial Indebtedness outstanding other than as permitted by this Agreement.

16.15	Ranking

Subject to the completion of any perfection requirements referred to in Clause 18.17 (Registration of Borrower pledges), the Transaction Security has or will have first ranking priority and it is not subject to any prior ranking or pari passu ranking Security.

16.16	Legal and beneficial ownership

It is the sole legal and beneficial owner of the respective assets over which it purports to grant Security free from any claims, third party rights or competing interests other than Security permitted under paragraph (b) of Clause 18.3 (Negative pledge).

16.17	Shares

(a)	The Shares of any Obligor which are subject to the Transaction Security are fully paid and not subject to any option to purchase or similar rights.

(b)

The constitutional documents of companies whose Shares are subject to the Transaction Security do not (or will not immediately after the execution of the relevant Transaction Security Document) not restrict or inhibit any transfer of those Shares on creation or enforcement of the Transaction Security.

(c)

There are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of any Obligor (other than OHL) (including any option or right of pre-emption or conversion).

16.18	No adverse consequences

(a)	It is not necessary under the laws of its Relevant Jurisdictions:

(i)	in order to enable any Finance Party to enforce its rights under any Finance Document; or

(ii)	by reason of the execution of any Finance Document or the performance by it of its obligations under any Finance Document,

that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in any of its Relevant Jurisdictions.

(b)

No Finance Party is or will be deemed to be resident, domiciled or carrying on business in its Relevant Jurisdictions by reason only of the execution, performance and/or enforcement of any Finance Document.

16.19	Use of proceeds

The proceeds of the Loan will be applied towards the purposes set out in Clause 3.1 (Purpose).

16.20	Repetition

The Repeating Representations are deemed to be made by the each of the Obligors by reference to the facts and circumstances then existing on the date of each Utilisation Request and the first day of each Interest Period.

17.	INFORMATION UNDERTAKINGS

The undertakings in this Clause 17 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

17.1	Financial statements

The Borrower shall supply to the Agent in sufficient copies for all the Lenders:

(a)

as soon as the same become available, but in any event within one hundred and twenty (120) days after the end of each of its financial years the audited consolidated financial statements of OHL for that financial year;:

(b)	as soon as the same become available, but in any event within one hundred and twenty (120) days after the end of each of its financial years:

(i)	its audited financial statements for that financial year, prepared in accordance with RAS; and

(ii)	the audited financial statements of each other Obligor (other than OHL) for that financial year, prepared in accordance with RAS;

(c)	as soon as the same become available, but in any event within ninety (90) days after the end of each financial quarter (except for the fourth financial quarter):

(i)	its unaudited interim condensed financial information for that financial quarter, prepared in accordance with RAS; and

(ii)	the unaudited interim condensed financial information of each other Obligor (other than OHL) for that financial quarter, prepared in accordance with RAS.

(d)

as soon as they become available, but in any event within ninety (90) days after the end of each financial quarter (except the fourth financial quarter) the unaudited consolidated interim condensed financial information of OHL for that financial quarter.

17.2	Requirements as to financial statements

(a)

Each set of financial statements delivered by the Borrower pursuant to Clause 17.1 (Financial statements) shall be certified by an authorised signatory on behalf of the relevant company as fairly presenting its financial condition as at the date as at which those financial statements were drawn up.

(b)

The Borrower shall procure that each set of financial statements of an Obligor delivered pursuant to Clause 17.1 (Financial statements) is prepared using (in the case of financial statements of OHL) IFRS or (in the case of financial statements of any Obligor (other than OHL)) RAS and accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for that Obligor unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in IFRS or RAS (as applicable), the accounting practices or reference periods and its auditors (or, if appropriate, the auditors of the Obligor) deliver to the Agent:

(i)

a description of any change necessary for those financial statements to reflect the IFRS or RAS (as applicable), accounting practices and reference periods upon which that Obligor’s Original Financial Statements were prepared; and

(ii)

sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to make an accurate comparison between the financial position indicated in those financial statements and that Obligor’s Original Financial Statements.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

17.3	Information: miscellaneous

The Borrower shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)	all formal notices or documents dispatched by any Obligor to its creditors generally at the same time as they are dispatched;

(b)

copies of all resolutions relating to any change in the composition of the board of directors of any Obligor, the winding-up, dissolution, administration or reorganisation of any Obligor and/or any amendment of any constitutional document of any Obligor;

(c)

promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against an Obligor, and which might, if adversely determined, have a Material Adverse Effect;

(d)

promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral body or agency which is made against any Obligor and which might have a Material Adverse Effect or which would involve a liability exceeding RUB 250,000,000 (or its equivalent in any other currency or currencies);

(e)	promptly, such information as the Security Agent may reasonably require about the Charged Property and compliance of the Obligors with the terms of any Transaction Security Documents;

(f)	promptly, such further information regarding the financial condition, business and operations of any Obligor as any Finance Party (through the Agent) may reasonably request; and

(g)	as soon as reasonably practicable after the execution thereof, a copy of each agreement or instrument evidencing any indebtedness incurred by an Obligor to any Shareholder.

17.4	Auditors

The Borrower shall not (and shall ensure that none of the other Obligors will) change its auditors from those retained by it as at the date of this Agreement, unless such replacement auditor is an Auditor.

17.5	Year-end

The Borrower shall procure that the end of each annual accounting period of each Obligor falls on 31 December.

17.6	Notification of default

(a)

Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)

Promptly upon a request by the Agent, the Borrower shall supply to the Agent a certificate signed by any authorised signatory on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

17.7	Use of websites

(a)

The Borrower may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the “Website Lenders”) who accept this method of communication by posting this information onto an electronic website designated by the Borrower and the Agent (the “Designated Website”) if:

(i)	the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)	both the Borrower and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information is in a format previously agreed between the Borrower and the Agent.

If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then the Agent shall notify the Borrower accordingly and the Borrower shall supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Borrower shall supply the Agent with at least one copy in paper form of any information required to be provided by it.

(b)	The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Borrower and the Agent.

(c)	The Borrower shall promptly upon becoming aware of its occurrence notify the Agent if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	the Borrower becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Borrower notifies the Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Borrower under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)

Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Borrower shall comply with any such request within ten (10) Business Days.

17.8	“Know your customer” checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)

any change in the status of an Obligor (or of a Holding Company of an Obligor) or the composition of the shareholders or participants (as the case may be) of an Obligor (or of a Holding Company of an Obligor) after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall (or shall ensure that each Obligor will) promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)

Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

18.	GENERAL UNDERTAKINGS

The undertakings in this Clause 18 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

18.1	Authorisations

Each Obligor shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Agent of,

(i)	any Authorisation required under any law or regulation of a Relevant Jurisdiction to:

(A)	enable it to perform its obligations under the Finance Documents;

(B)	ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document; and

(C)	carry on its business where failure to do so has or is reasonably likely to have a Material Adverse Effect.

18.2	Compliance with laws

Each Obligor shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

18.3	Negative pledge

(a)	None of the Obligors shall create or permit to subsist any Security over:

(i)	the trademark “OZON” or “OZON Travel”;

(ii)	the internet domain “ozon.ru”;

(iii)	any Shares in the Borrower or Ozon Holding; or

(iv)

any fixed asset of Borrower having a balance sheet value which, when aggregated with the balance sheet value of each other asset of the Group, represents fifteen per cent. (15%) or more of the aggregate balance sheet value of all fixed assets of the Group.

(b)	Paragraph (a)above does not apply to any Security, listed below:

(i)	any licence agreement relating to the trademarks “OZON” or “OZON Travel” or the domain “ozon.ru”;

(ii)	any Security entered into pursuant to any Finance Document;

(iii)

any Security securing indebtedness of any member of the Group (other than any Obligor) raised or incurred by such member of the Group (other than any Obligor) for the purpose of financing the acquisition of any asset(s) required by it for its ordinary course of trading provided that:

(A)	any Security created by the relevant Obligor as security for such indebtedness is comprised of Shares in the relevant member of the Group; and

(B)	recourse against such Obligor is limited to the proceeds realised from the enforcement of the Security contemplated in paragraph (A) above;

(iv)

Security securing the indebtedness of any person in which an Obligor is a participant or a shareholder (such person a “Special Purpose Company”) incurred for the purpose of financing the acquisition, construction, development and/or operation of any asset(s) required by such Special Purpose Company for its ordinary course of business provided that:

(A)	any Security created by the relevant Obligor as security for such indebtedness is comprised of Shares in the relevant Special Purpose Company; and

(B)	recourse against such Obligor is limited to the proceeds realised from the enforcement of the Security contemplated in paragraph (A) above;

(v)	any Security arising under any lease and/or sub-lease of any premises rented from time to time by any member of the Group;

(vi)	any Existing Security; or

(vii)	any Security securing any Financial Indebtedness owed by a member of the Group to Sberbank of Russia or any of its Affiliates.

18.4	Disposals

(a)

None of the Obligors shall enter into a single transaction or a series of transactions (whether related or not and whether as a means of raising Financial Indebtedness or of financing an acquisition) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of (whether on terms whereby the relevant asset may be leased to or re-acquired or otherwise):

(i)	the trademark “OZON” or “OZON Travel”;

(ii)	the internet domain “ozon.ru”;

(iii)	any Shares in the Borrower or Ozon Holding; or

(iv)

any fixed asset of any member of the Group having a balance sheet value which, when aggregated with the balance sheet value of each other asset of the Group, represents fifteen per cent. (15%) or more of the aggregate balance sheet value of all fixed assets of the Group.

(b)	Paragraph (a) above does not apply to:

(i)	the sale and lease-back of the Tverskoy Warehouse, provided that the same is effected on arm’s length basis and for fair market value;

(ii)

the disposal of Shares in LitRes provided that the same is effected on an arm’s length basis and for consideration the amount of which is equal to or exceeds the balance sheet value of such Shares, as set out in OHL’s most recent audited consolidated financial statements;

(iii)	the disposal of Shares in OHL;

(iv)

any sale, transfer or other disposal of any asset contemplated in sub-paragraph (a)(iv) above provided that the terms of such sale, transfer or other disposal have been approved in advance by the Agent and the amount by which consideration receivable therefor (after deducting any Taxes applicable thereto and transaction expenses incurred in connection therewith), when aggregated with all other consideration received at any time after the date of this Agreement by any member of the Group in respect of each other sale, transfer or other disposal of any asset contemplated in sub-paragraph (a)(iv) above (after deducting any Taxes applicable thereto and transaction expenses incurred in connection therewith), exceeds fifteen per cent. (15%) or more of the aggregate balance sheet value of all fixed assets of the Group is applied in prepayment of the Loan in such manner as may be agreed by the Agent; or

(v)	any other disposal approved in writing in advance by the Agent.

18.5	Arm’s length basis

(a)	None of the Obligors shall enter into any transaction with any person except on arm’s length terms and for full market value.

(b)

Paragraph (a) does not apply to any transaction entered into by an Obligor with a BV Shareholder or a Sistema Shareholder (as the case may be) which has a balance sheet value, when aggregated with the balance sheet value of each other non-arm’s length or undervalue transaction entered into between an Obligor and a BV Shareholder a Sistema Shareholder (as the case may be), of RUB 1,500,000,000 (or its equivalent).

18.6	Loans or credit

(a)

None of the Obligors shall be a creditor in respect of any Financial Indebtedness of the type contemplated in paragraph (a) of the definition thereof, the amount of which, when aggregated with all other Financial Indebtedness of the type contemplated in this paragraph (a) and advanced or made available by each Obligor, at any time exceeds RUB 1,000,000,000 (or its equivalent).

(b)	paragraph (a) above does not apply to:

(i)	Financial Indebtedness advanced or made available by an Obligor to another Obligor;

(ii)	Financial Indebtedness owed to an Obligor under any Existing Loan;

(iii)

any Fintech Transaction provided that the Financial Indebtedness owed to the relevant Obligor in respect of such Fintech Transaction does not, at any time, and when aggregated with Financial Indebtedness owed at such time to all Obligors in respect of each other Fintech Transaction to which they are party, does not exceed RUB 100,000,000;

(iv)

Sponsor Liabilities, provided that the aggregate amount of Sponsor Liabilities incurred by the Obligors does not, at any time exceed RUB 1,500,000,000 (or its equivalent) and each Special Purpose Company and each member of the Group in respect of which any such Sponsor Liabilities were incurred shall have executed for the benefit of the Finance Parties a guarantee or suretyship on terms substantially similar to those set out in Clause 15 (Guarantee and Indemnity) or in a Russian Suretyship (as the case may be); or

(v)	any Financial Indebtedness contemplated in paragraph (b)(ii) or (b)(iii) of Clause 18.12 (Acquisitions).

(c)

None of the Obligors shall be a creditor in respect of any marketable debt obligations or cash deposits the amount of which, when aggregated with the amount of each other marketable debt obligation and cash deposit in respect of which each other Obligor is a creditor, at any time exceeds RUB 1,000,000,000 (or its equivalent).

(d)	Paragraph (c) above does not apply to:

(i)

any marketable debt obligations not convertible or exchangeable to any other security issued or guaranteed by the government of the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State or by an instrumentality or agency of any of them, in each case having a rating for its long-term unsecured and non-credit enhanced debt obligations of BBB- by Standard & Poor’s Rating Services or Fitch Ratings Ltd or Baa3 or higher by Moody’s Investors Service Limited or a comparable rating from an internationally recognised credit rating agency commercial paper not convertible or exchangeable to any other security;

(ii)	cash deposits with any bank or financial institution which has, whichever is lower:

(A)

a rating for its long-term unsecured and non-credit enhanced debt obligations of BBB- by Standard & Poor’s Rating Services or Fitch Ratings Ltd or Baa3 or higher by Moody’s Investors Service Limited or a comparable rating from an internationally recognised credit rating agency commercial paper not convertible or exchangeable to any other security; or

(B)

a rating for its long-term unsecured and non-credit enhanced debt obligations by Standard & Poor’s Rating Services, Fitch Ratings Ltd or Moody’s Investors Service Limited which is equivalent to the rating ascribed by any of the aforementioned rating agencies to marketable debt obligations (not convertible or exchangeable to any other security) issued or guaranteed by the government of the Russian Federation or by its an instrumentality or agency thereof; or

(iii)	cash deposits placed by members of the Group with East-West United Bank S.A. and/or PJSC “MTS Bank” (in Russian: ) not exceeding RUB 1,000,000,000 in aggregate (or an equivalent thereof.

18.7	No guarantees or indemnities

(a)

None of the Obligors shall without the Agent’s prior written consent incur or allow to remain outstanding any guarantee in respect of any obligation of any person under which the amount of the actual or contingent liability of an

Obligor exceeds, when aggregated with (i) the aggregate amount of actual and contingent liabilities of Obligors under each guarantee contemplated in this paragraph (a) and (ii) the aggregate amount of all outstanding Financial Indebtedness contemplated in paragraph (a) of Clause 18.9 (Financial Indebtedness) (but, in each case, without double counting), RUB 2,500,000,000 (or its equivalent).

(b)	Paragraph (a) does not apply to:

(i)	any guarantee given in respect of VAT;

(ii)	any performance or similar bond guaranteeing performance by a member of the Group under any contract entered into in the ordinary course of trade;

(iii)	any guarantee permitted under paragraph (b) of Clause 18.9 (Financial Indebtedness); or

(iv)

any guarantee given in respect of any operating lease arrangement (including any operating lease of a warehouse, warehouse equipment or vehicles) entered into by a member of the Group in the ordinary course of trade.

18.8	Dividends and share redemption

None of the Obligors shall without the Agent’s prior written consent:

(a)

declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(b)	repay or distribute any dividend or share premium reserve;

(c)

pay any management, advisory or other fee to or to the order of any other member of the Group or it shareholders where the economic effect thereof is equivalent to any of the payments, transactions or matters contemplated in paragraph (a) or (b) above or paragraph (d) below; or

(d)	redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so.

18.9	Financial Indebtedness

(a)

None of the Obligors shall, without the Agent’s prior written consent, incur or allow to remain outstanding any Financial Indebtedness the amount of which exceeds, when aggregated with (i) the amount of all Financial Indebtedness then owed by the Obligors, and (ii) the amount of all actual and contingent liabilities of Obligors under guarantees contemplated in paragraph (a) of Clause 18.7 (No guarantees or indemnities) (but without double counting), RUB 2,500,000,000 (or its equivalent).

(b)	Paragraph (a) above does not apply to:

(i)	Financial Indebtedness arising under the Finance Documents;

(ii)	Financial Indebtedness which constitutes Existing Financial Indebtedness;

(iii)	Financial Indebtedness owed by an Obligor to another Obligor;

(iv)	Financial Indebtedness owed by an Obligor under any operating arrangement (including any lease of any warehouse, any warehouse equipment, vehicles or postal locker);

(v)	Financial Indebtedness under any trade credit extended to an Obligor by any of its suppliers on normal commercial terms and in the ordinary course of that Obligor’s trading activities;

(vi)

Sponsor Liabilities of an Obligor, provided that the aggregate amount of Sponsor Liabilities incurred by the Obligors does not, at any time exceed RUB 1,500,000,000 (or its equivalent) and each Special Purpose Company and each member of the Group in respect of which any such Sponsor Liabilities were incurred shall have executed for the benefit of the Finance Parties a guarantee or suretyship on terms substantially similar to those set out in Clause 15 (Guarantee and Indemnity) or in a Russian Suretyship (as the case may be); or

(vii)

any Fintech Transaction provided that the Financial Indebtedness owed to the relevant Obligor in respect of such Fintech Transaction does not, at any time, and when aggregated with Financial Indebtedness owed at such time to all Obligors in respect of each other Fintech Transaction to which they are party, does not exceed RUB 100,000,000.

18.10	Merger

(a)	None of the Obligors shall, without the Agent’s prior written consent, enter into any amalgamation, demerger, merger or corporate reconstruction or reorganisation.

(b)	Paragraph (a) does not apply to a merger between any Obligors that is effected pursuant to a solvent reorganisation of such Obligors, provided that:

(i)	any payments or assets distributed as a result of such reorganisation are distributed to the Obligors;

(ii)

the surviving Obligor remains bound by its obligations under the Finance Documents to which it is a party and assumes all of the obligations of the other Obligor under the Finance Documents to which that other Obligor is/was a party.

18.11	Change of business

The Borrower shall procure that no substantial change is made to the general nature of the business of the Borrower or the Group from that carried on at the date of this Agreement.

18.12	Acquisitions

(a)	No Obligor shall

(i)	acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them); or

(ii)	incorporate a company.

(b)

Paragraph (a) above does not apply to an acquisition of a company, of shares, securities or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company which is:

(i)	a Special Purpose Company;

(ii)

consolidated with the Group and incorporated for the purposes of undertaking the Fintech Transaction referred to in paragraph (a) of the definition thereof provided that the aggregate amounts of equity contributions, contributions to assets and advances of shareholder loans by the Obligors to the company so consolidated do not, in aggregate, exceed RUB 260,000,000 (or its equivalent); or

(iii)	consolidated with the Group and incorporated in the Republic of Kazakhstan and /or the Republic of Belarus, provided that:

(A)

the aggregate amount of equity contributions, contributions to assets and advances of shareholder loans by the Obligors to the company so consolidated do not, at any time during the period ending on the first anniversary of this Agreement, exceed RUB 600,000,000 (or its equivalent); and

(B)

each company so incorporated and consolidated shall have executed for the benefit of the Finance Parties a guarantee or suretyship on terms substantially similar to those set out in Clause 15 (Guarantee and Indemnity) or in a Russian Suretyship (as the case may be).

18.13	Taxation

No Obligor may change its residence for Tax purposes.

18.14	Pari passu ranking

Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

18.15	Further assurance

(a)

Each Obligor shall promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)):

(i)

to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law; and/or

(ii)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

(b)

Each Obligor shall take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents.

18.16	Use of proceeds

None of the Obligors shall (and each of them shall ensure that no other member of the Group will) directly or indirectly, use the proceeds of the Loan (or lend, contribute or otherwise make available such proceeds to any person):

(a)	in any manner or for any purpose:

(i)	that is prohibited by Sanctions applicable to any Party or any of its Affiliates; or

(ii)	that would result in a violation of Sanctions by any Party or any of its Affiliates; or

(b)	in any manner or for any purpose which results in or may, in the relevant Finance Party’s reasonable opinion, result in any Party becoming the subject or the target of any New Sanctions.

18.17	Pledges

(a)

The Borrower shall, by no later than thirty (30) Business Days after the date of this Agreement, deliver to the Agent evidence that each Borrower PI Pledge has been duly registered, as required by Russian law, being an extract form the Unified State Register of Legal Entities of the Russian Federation with respect to that Borrower PI Pledge, together with all documents required to be provided under or in connection with the Borrower PI Pledges(including any legal opinion which the Agent may require in this respect).

(b)	The Borrower shall, by no later than 30 days after the Utilisation Date, deliver to the Agent (in form and substance satisfactory to the Agent):

(i)	a copy of the Ozon Holding PI Pledge, duly executed by the parties thereto; and

(ii)

evidence that the Ozon Holding PI Pledge has been duly registered, as required by Russian law, being an extract from the Unified State Register of Legal Entities of the Russian Federation with respect to the Ozon Holding PI Pledge, together with all documents required to be provided under or in connection with the Ozon Holding PI Pledge (including any legal opinion which the Agent may require in this respect).

(c)

The Borrower shall, by no later than 30 days after the date of the Ozon Holdings PI Pledge, deliver to the Agent (in form and substance satisfactory to it) evidence that the Borrower PI Pledge have been submitted to the Cyprus Stamp Duty Commissioner for a stamp duty ruling and that all applicable duties have been paid.

(d)	The Borrower shall ensure that the Agent receives (in form and substance satisfactory to the Agent) on or before:

(i)

the date falling forty (40) days after the date thereof, evidence that the Ozon Holdings PI Pledge has been duly registered with the Cypriot Registrar of Companies in accordance with Section 90 of the Cyprus Companies Law Cap.113; and

(ii)

the date falling 30 days after the date of this Agreement, evidence that all Finance Documents (other than the Borrower PI Pledge to which OHL is a party and the Ozon Holdings PI Pledge) to which a Guarantor is a party have been submitted to the Cyprus Stamp Duty Commissioner for a stamp duty ruling and that all applicable duties have been paid.

18.18	Maintenance of Currency Control Register

To the extent required under Russian law, the Borrower shall, by not later than the date falling 15 business Days after the Utilisation Date, deliver to the Agent a copy, certified as a true and current copy by an authorised signatory of the Borrower, of the Currency Control Register, or other confirmation of compliance by the Borrower with the requirements of the Currency Law applicable to this Agreement (which confirmation shall be in form and substance reasonably satisfactory to the Agent).

18.19	CS Disclosure Letter

The Borrower shall, by no later than fourteen (14) days after the date of this Agreement, deliver to the Agent (in form and substance satisfactory to it) a copy of the CS Disclosure Letter setting the details of the Existing Financial Indebtedness and the Existing Security.

18.20	Bank waivers

The Borrower shall, by no later than the date occurring forty five (45) Business Days after the date of this Agreement, procure from each relevant creditor and deliver to the Agent (in form and substance satisfactory to the Agent) such waivers as are required in order to waive each of the events of default (howsoever defined) disclosed in the Disclosure Letter (other than events of default identified in appendix 1 of the Disclosure Letter as relating to bank guarantees) or, in the absence of any such waiver, (x) prepay or repay any amount which has been declared as due and payable by any relevant creditor as a result of any such event of default (including any amount then due in respect of any bank guarantee identified in appendix 1 of the Disclosure Letter) and/or (y) post such amount of cash collateral as is required by the relevant creditor in order to cure or remedy the aforementioned event of default.

19.	EVENTS OF DEFAULT

Each of the events or circumstances set out in Clause 19 is an Event of Default (save for Clause 19.10 (Acceleration)).

19.1	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless its failure to pay is caused by:

(a)	an administrative or technical error; or

(b)	a Disruption Event; and

payment is made within five (5) Business Days of its due date.

19.2	Other obligations

(a)	The Borrower does not comply with any provision of Clause 18.20 (Bank waivers).

(b)	An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 19.1 (Non-payment))..

(c)

No Event of Default under paragraph (b) above will occur if the failure to comply is capable of remedy and is remedied within twenty (20) Business Days of the earlier of (A) the Agent giving notice to the Borrower and (B) an Obligor becoming aware of the failure to comply.

19.3	Misrepresentation

(a)

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

(b)

No Event of Default under paragraph (a) above will occur if the circumstance giving rise to such misrepresentation or misstatement is capable of remedy and is remedied within twenty (20) Business Days of the earlier of (A) the Agent giving notice to the Borrower and (B) an Obligor becoming aware of the misrepresentation or misstatement.

19.4	Cross default

(a)	Any Financial Indebtedness of any Obligor is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any Obligor is, in accordance with the terms of the agreement or instrument evidencing such Financial Indebtedness, declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)

No Event of Default will occur under this Clause 19.4 if the aggregate amount of Financial Indebtedness falling within paragraphs (a) to (b) above is less than RUB 1,000,000,000 (or its equivalent in any other currency or currencies).

(d)	Any indebtedness of the Borrower under the PVG Loan is not paid when due nor within any originally applicable grace period.

(e)

Any indebtedness of the Borrower under the PVG Loan is, in accordance with the terms thereof, declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(f)	Any indebtedness owed by an Obligor to any Shareholder is not paid when due nor within any originally applicable grace period.

(g)

Any indebtedness owed by an Obligor to any Shareholder is, in accordance with the terms of the agreement or instrument evidencing such indebtedness, declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(h)

No Event of Default will occur under this Clause 19.4 in respect of any termination of any derivative transaction effected by an Obligor as a result of an event of default or a termination event (however described) on the part of that Obligor’s counterparty to such derivative transaction or that counterparty’s credit support provider or specified entity (however described).

19.5	Insolvency proceedings

(a)

Any Insolvency Proceedings contemplated in paragraph (b)(v) of the definition thereof or Russian Insolvency Proceedings contemplated in paragraph (a) of the definition thereof are commenced in relation to any Obligor and, either:

(i)	are not discharged, stayed or dismissed; or

(ii)	the creditors’ claims made or filed in connection with such Insolvency Proceedings are not discharged in full,

in each case, within thirty (30) days of commencement of such Insolvency Proceedings or Russian Insolvency Proceedings (as applicable).

(b)	Any Insolvency Proceedings or Russian Insolvency Proceedings (in each case of the type not expressly contemplated in paragraph (a) above) are commenced in relation to any Obligor.

19.6	Failure to comply with court judgment or arbitral award

(a)

Any Obligor fails to comply with or pay by the required time any sum due from it under any final (non-appealable) judgment or any final (non-appealable) order made or given by a court or arbitral tribunal or other arbitral body, in each case of competent jurisdiction.

(b)

No Event of Default under paragraph (a) above will occur if the amount of the liability under that judgment or order is, when aggregated with the amount of the then outstanding liabilities incurred by members of the Group in respect of each other judgment or order, does not exceed an amount equal to two per cent. (2%) of the aggregate balance sheet value of the assets of the Group (or its equivalent in any other currency or currencies) and is discharged within 30 days.

19.7	Tax claims

(a)

Any Obligor fails to pay and discharge, within thirty (30) days of the date of a demand by the relevant tax authority, any amount in respect of Tax imposed upon it or its material assets and which exceeds an amount equal to two per cent. (2%) of the aggregate balance sheet value of the assets of the Group.

(b)

Any Obligor fails to pay and discharge, on the last day of any period stipulated in a final ruling of the relevant tax authority (and which is, if appealable, only appealable by means of court proceedings), any amount in respect of Tax imposed upon it or its material assets and which is equal to or less than an amount equal to two per cent. (2%) of the aggregate balance sheet value of the assets of the Group.

19.8	Unlawfulness and invalidity

(a)	It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents.

(b)

Any Transaction Security created or expressed to be created or evidenced by the Transaction Security Documents ceases to be effective, provided that no Event of Default under this paragraph (b) will occur if the Obligor that granted the affected Transaction Security or is party to an affected Transaction Security Document creates in favour of the Secured Parties, by no later than the date occurring 20 Business Days after the relevant Transaction Security ceased to be effective, such alternative Security as is acceptable to the Agent.

(c)

Any obligation or obligations of any Obligor under any Finance Documents are not or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents.

(d)

Any Finance Document ceases to be in full force and effect or any Transaction Security ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective.

19.9	Audit qualification

An auditor of the Group issues a negative audit report in respect of its consolidated financial statements or otherwise declines to express the opinion that those financial statements fairly present the financial condition and/or results of operations of the Group for the relevant reporting period.

19.10	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders:

(a)	by notice to the Borrower:

(i)	cancel the Total Commitments whereupon they shall immediately be cancelled;

(ii)

declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(iii)	declare that all or part of the Loan be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

(b)	exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

SECTION 9

CHANGES TO PARTIES

20.	CHANGES TO THE LENDERS

20.1	Assignments and transfers by the Lenders

Subject to this Clause 20, a Lender (the “Existing Lender”) may:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,

to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).

20.2	Conditions of assignment or transfer

(a)	The consent of the Borrower required for an assignment or transfer by the Existing Lender, unless the assignment or transfer is:

(i)	to an Original Lender or an Affiliate of an Original Lender;

(ii)	to Sberbank of Russia or an affiliate thereof;

(iii)	made while an Event of Default specified in Clause 19.1 (Non-payment) or Clause 19.4 (Cross-default) is continuing.

(b)

An Existing Lender shall, as soon as reasonably practicable prior to effecting an assignment or transfer pursuant to sub-paragraph (a)(iii) above, give prior notice of such proposed assignment or transfer to the Agent and the Borrower (provided that failure to give such advance notice shall not invalidate or otherwise diminish the right of such Existing Lender to effect such proposed transfer).

(c)	An assignment will only be effective on:

(i)

receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties and the other Secured Parties as it would have been under if it had been an Original Lender; and

(ii)

performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(d)	A transfer will only be effective if the procedure set out in Clause 20.5 (Procedure for transfer) is complied with.

(e)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)

as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 11 (Tax gross-up and indemnities), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

(f)

Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

20.3	Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of RUB 100,000.

20.4	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents, the Transaction Security or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor or any other member of the Group of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender, the other Finance Parties and the Secured Parties that it:

(i)

has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document or the Transaction Security; and

(ii)

will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 20; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

20.5	Procedure for transfer

(a)

Subject to the conditions set out in Clause 20.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)

The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	Subject to Clause 20.9 (Pro rata interest settlement), on the Transfer Date:

(i)

to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)

each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)

the Agent, the Arranger, the Security Agent, the New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger, the Security Agent and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a “Lender”.

20.6	Procedure for assignment

(a)

Subject to the conditions set out in Clause 20.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)

The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)	Subject to Clause 20.9 (Pro rata interest settlement), on the Transfer Date:

(i)

the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;

(ii)

the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the “Relevant Obligations”) and expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and

(iii)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(d)

Lenders may utilise procedures other than those set out in this Clause 20.6 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 20.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 20.2 (Conditions of assignment or transfer).

20.7	Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Company

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, an Assignment Agreement or an Increase Confirmation, send to the Borrower a copy of that Transfer Certificate, Assignment Agreement or Increase Confirmation.

20.8	Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 20, each Lender may, without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)

any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)

release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)

require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

20.9	Pro rata interest settlement

(a)

If the Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 20.5 (Procedure for transfer) or any assignment pursuant to Clause 20.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(i)

any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the Termination Date; and

(ii)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(A)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(B)

the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 20.9, have been payable to it on that date, but after deduction of the Accrued Amounts.

(b)	In this Clause 20.9 references to “Interest Period” shall be construed to include a reference to any other period for accrual of fees.

(c)

An Existing Lender which retains the right to the Accrued Amounts pursuant to this Clause 20.9 but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents.

21.	CHANGES TO THE OBLIGORS

21.1	Assignments and transfer by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

SECTION 10

THE FINANCE PARTIES

22.	ROLE OF THE AGENT AND THE ARRANGER

22.1	Appointment of the Agent

(a)	Each of the Arranger and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)

Each of the Arranger and the Lenders authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

22.2	Instructions

(a)	The Agent shall:

(i)

unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:

(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)	in all other cases, the Majority Lenders; and

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.

(b)

The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion. The Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)

Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties save for the Security Agent.

(d)

The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(e)	In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

(f)	The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

22.3	Duties of the Agent

(a)	The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	Subject to paragraph (c) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(c)

Without prejudice to Clause 20.7 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Company), paragraph (b) above shall not apply to any Transfer Certificate, any Assignment Agreement or any Increase Confirmation.

(d)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)

If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)

If the Agent is aware of the non-payment of any principal, interest or fee payable to a Finance Party (other than the Agent, the Arranger or the Security Agent) under this Agreement it shall promptly notify the other Finance Parties.

(g)	The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

22.4	Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

22.5	No fiduciary duties

(a)	Nothing in any Finance Document constitutes the Agent or the Arranger as a trustee or fiduciary of any other person.

(b)	Neither the Agent nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

22.6	Business with the Group

The Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

22.7	Rights and discretions

(a)	The Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 19.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and

(iii)	any notice or request made by the Borrower (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)	The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)

Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be necessary.

(e)

The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Agent may act in relation to the Finance Documents through its officers, employees and agents.

(g)	Unless a Finance Document expressly provides otherwise the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(h)

Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger is obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(i)

Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

22.8	Responsibility for documentation

Neither the Agent nor the Arranger is responsible or liable for:

(a)

the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, an Obligor or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or

(c)

any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

22.9	No duty to monitor

The Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred.

22.10	Exclusion of liability

(a)	Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent), the Agent will not be liable for:

(i)

any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct;

(ii)

exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security, other than by reason of its gross negligence or wilful misconduct; or

(iii)

without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation, for negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)

No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this paragraph (b) subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

(c)

The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Agent or the Arranger to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender or for any Affiliate of any Lender,

on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger.

(e)

Without prejudice to any provision of any Finance Document excluding or limiting the Agent’s liability, any liability of the Agent arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

22.11	Lenders’ indemnity to the Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three (3) Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 26.10 (Disruption to payment systems etc.) notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

22.12	Resignation of the Agent

(a)	The Agent may resign and appoint one of its Affiliates as successor by giving notice to the Lenders and the Borrower.

(b)	Alternatively the Agent may resign by giving 30 days’ notice to the Lenders and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Agent.

(c)

If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Borrower) may appoint a successor Agent.

(d)

If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under paragraph (c) above, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this Clause 22 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent’s normal fee rates and those amendments will bind the Parties.

(e)

The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(f)	The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(g)

Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause 12.3 (Indemnity to the Agent) and this Clause 22 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)

After consultation with the Borrower, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.

22.13	Confidentiality

(a)

In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

22.14	Relationship with the Lenders

(a)

Subject to Clause 20.9 (Pro rata interest settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five (5) Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)

Any Lender may, by notice to the Agent, appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address and (where communication by other electronic means is permitted under Clause 28.5 (Electronic communication)) and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address or such other information, department and officer by that Lender for the purposes of Clause 28.2 (Addresses) and paragraph (a)(ii) of Clause 28.5 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

22.15	Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(c)

whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(d)

the adequacy, accuracy or completeness of any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)

the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

22.16	Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

23.	THE SECURITY AGENT

23.1	Security Agent as trustee

(a)	The Security Agent declares that it holds the Transaction Security on trust for the Secured Parties on the terms contained in this Agreement.

(b)

Each of the Agent, the Arranger and each Lender authorises the Security Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

23.2	Parallel debt (covenant to pay the Security Agent)

(a)

Notwithstanding any other provision of this Agreement, the Borrower hereby irrevocably and unconditionally undertakes to pay to the Security Agent, as creditor in its own right and not as representative of the other Secured Parties, sums equal to and in the currency of each amount payable by the Borrower to each of the Secured Parties under each of the Finance Documents as and when that amount falls due for payment under the relevant Finance Document or would have fallen due but for any discharge resulting from failure of another Secured Party to take appropriate steps, in insolvency proceedings affecting the Borrower, to preserve its entitlement to be paid that amount.

(b)

The Security Agent shall have its own independent right to demand payment of the amounts payable by the Borrower under this Clause 23.2 irrespective of any discharge of the Borrower’s obligation to pay those amounts to the other Secured Parties resulting from failure by them to take appropriate steps, in insolvency proceedings affecting the Borrower, to preserve their entitlement to be paid those amounts.

(c)

Any amount due and payable by the Borrower to the Security Agent under this Clause 23.2 shall be decreased to the extent that the other Secured Parties have received (and are able to retain) payment in full of the corresponding amount under the other provisions of the Finance Documents and any amount due and payable by the Borrower to the other Secured Parties under those provisions shall be decreased to the extent that the Security Agent has received (and is able to retain) payment in full of the corresponding amount under this Clause 23.2.

23.3	Enforcement through Security Agent only

The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising under the Transaction Security Documents except through the Security Agent.

23.4	Instructions

(a)	The Security Agent shall:

(i)

subject to paragraphs (d) and (e) below exercise or refrain from exercising any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by the Agent;

(ii)

not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with sub-paragraph (i) above (or if the relevant Finance Document stipulates the matter is a decision for any Lender or group of Lenders in accordance with instructions given to it by that Lender or group of Lenders).

(b)

The Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Agent (or, if the relevant Finance Document stipulates the matter is a decision for any Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Security Agent may refrain from acting unless and until it receives those instructions or that clarification that it has requested.

(c)

Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary intention appears in the relevant Finance Document, any instructions given to the Security Agent by the Agent shall override any conflicting instructions given by any other Parties and will be binding on all Secured Parties.

(d)	Paragraph (d) above shall not apply:

(i)	where a contrary indication appears in this Agreement;

(ii)	where a Finance Document requires the Security Agent to act in a specified manner or to take a specified action;

(iii)

in respect of any provision which protects the Security Agent’s own position in its personal capacity as opposed to its role of Security Agent for the Secured Parties including, without limitation, Clauses 23.7 (No duty to account) to Clause 23.12 (Exclusion of liability), Clause 23.15 (Confidentiality) to Clause 23.21 (Custodians and nominees) and Clause 23.24 (Acceptance of title) to Clause 23.28 (Disapplication of Trustee Acts); or

(iv)	in respect of the exercise of the Security Agent’s discretion to exercise a right, power or authority under any of:

(A)	Clause 23.29 (Order of application); and

(B)	Clause 23.32 (Permitted deductions).

(e)

If giving effect to instructions given by the Agent on behalf of the Majority Lenders would (in the Security Agent’s opinion) have an effect equivalent to an amendment or waiver which is subject to Clause 32.2 (All Lender matters), the Security Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Security Agent) whose consent would have been required in respect of that amendment or waiver.

(f)	In exercising any discretion to exercise a right, power or authority under the Finance Documents where either:

(i)	it has not received any instructions as to the exercise of that discretion; or

(ii)	the exercise of that discretion is subject to paragraph (d)(iv) above,

the Security Agent shall do so having regard to the interests of all the Secured Parties.

(g)

The Security Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.

(h)

Without prejudice to the provisions of the remainder of this Clause 23.4, in the absence of instructions, the Security Agent may act (or refrain from acting) as it considers in its discretion to be appropriate.

23.5	Duties of the Security Agent

(a)	The Security Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	The Security Agent shall promptly:

(i)	forward to the Agent a copy of any document received by the Security Agent from any Obligor under any Finance Document; and

(ii)	forward to a Party the original or a copy of any document which is delivered to the Security Agent for that Party by any other Party.

(c)

Except where a Finance Document specifically provides otherwise, the Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)	If the Security Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Agent.

(e)	The Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

23.6	No fiduciary duties to Obligors

Nothing in any Finance Document constitutes the Security Agent as an agent, trustee or fiduciary of any Obligor.

23.7	No duty to account

The Security Agent shall not be bound to account to any other Secured Party for any sum or the profit element of any sum received by it for its own account.

23.8	Business with the Group

The Security Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

23.9	Rights and discretions

(a)	The Security Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Agent, Majority Lenders, the Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents;

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(C)	if it receives any instructions to act in relation to the Transaction Security, that all applicable conditions under the Finance Documents for so acting have been satisfied; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)

The Security Agent shall be entitled to carry out all dealings with the Lenders through the Agent and may give to the Agent any notice or other communication required to be given by the Security Agent to the Lenders.

(c)	The Security Agent may assume (unless it has received notice to the contrary in its capacity as Security Agent for the Secured Parties) that:

(i)	no Default has occurred;

(ii)	any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and

(iii)	any notice made by the Borrower is made on behalf of and with the consent and knowledge of all the Obligors.

(d)	The Security Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(e)

Without prejudice to the generality of paragraph (d) above or paragraph (f) below, the Security Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Security Agent (and so separate from any lawyers instructed by the Lenders and/or the Agent) if the Security Agent in its reasonable opinion deems this to be necessary.

(f)

The Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Security Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(g)	The Security Agent, any Receiver and any Delegate may act in relation to the Finance Documents and the Transaction Security through its officers, employees and agents and shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person,

unless such error or such loss was directly caused by the Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct.

(h)

Unless a Finance Document expressly specifies otherwise, the Security Agent may disclose to any other Party any information it reasonably believes it has received as security trustee under this Agreement.

(i)

Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(j)

Notwithstanding any provision of any Finance Document to the contrary, the Security Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

23.10	Responsibility for documentation

None of the Security Agent, any Receiver nor any Delegate is responsible or liable for:

(a)

the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Security Agent, an Obligor or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security; or

(c)

any determination as to whether any information provided or to be provided to any Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

23.11	No duty to monitor

The Security Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred.

23.12	Exclusion of liability

(a)

Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Security Agent, any Receiver or Delegate), none of the Security Agent, any Receiver nor any Delegate will be liable for:

(i)

any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Transaction Security unless directly caused by its gross negligence or wilful misconduct;

(ii)

exercising or not exercising any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security, other than by reason of its gross negligence or wilful misconduct;

(iii)	any shortfall which arises on the enforcement or realisation of the Transaction Security; or

(iv)

without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs, losses, any diminution in value or any liability whatsoever (but not including any claim based on the fraud of the Security Agent) arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets; breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)

No Party (other than the Security Agent, that Receiver or that Delegate (as applicable)) may take any proceedings against any officer, employee or agent of the Security Agent, a Receiver or a Delegate in respect of any claim it might have against the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Transaction Security and any officer, employee or agent of the Security Agent, a Receiver or a Delegate may rely on this paragraph (b) subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

(c)	Nothing in this Agreement shall oblige the Security Agent to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any other Secured Party,

on behalf of any other Secured Party and each other Secured Party confirms to the Security Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Security Agent.

(d)

Without prejudice to any provision of any Finance Document excluding or limiting the liability of the Security Agent, any Receiver or Delegate, any liability of the Security Agent, any Receiver or Delegate arising under or in connection with any Finance Document or the Transaction Security shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Security Agent, Receiver or Delegate (as the case may be) or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Security Agent, Receiver or Delegate (as the case may be) at any time which increase the amount of that loss. In no event shall the Security Agent, any Receiver or Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Security Agent, Receiver or Delegate (as the case may be) has been advised of the possibility of such loss or damages.

23.13	Lenders’ indemnity to the Security Agent

(a)

Each Lender shall (in the proportion that its Commitments bear to the Total Commitments for the time being (or, if the Total Commitments are zero, immediately prior to their being reduced to zero)), indemnify the Security Agent and every Receiver and every Delegate, within three (3) Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the relevant Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct) in acting as Security Agent, Receiver or Delegate under, or exercising any authority conferred under, the Debt Documents (unless the relevant Security Agent, Receiver or Delegate has been reimbursed by an Obligor pursuant to a Finance Document).

(b)	Subject to paragraph (c) below, the Borrower shall immediately on demand reimburse any Lender for any payment that Lender makes to the Security Agent pursuant to paragraph (a) above.

(c)	Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Security Agent to an Obligor.

23.14	Resignation of the Security Agent

(a)	The Security Agent may resign and appoint one of its Affiliates as successor by giving notice to the Lenders and the Borrower.

(b)	Alternatively the Security Agent may resign by giving 30 days’ notice to the Lenders and the Borrower, in which case the Majority Lenders may appoint a successor Security Agent.

(c)

If the Majority Lenders have not appointed a successor Security Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Security Agent (after consultation with the Agent) may appoint a successor Security Agent.

(d)

If the Security Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as security agent and the Security Agent is entitled to appoint a successor under paragraph (c) above, the Security Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Security Agent to become a party to this Agreement as Security Agent) agree with the proposed successor Agent amendments to this Clause 23 and any other term of this Agreement dealing with the rights or obligations of the Security Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonably amendments to the security agency fee payable under this Agreement which are consistent with the successor Security Agent’s normal fee rates and those amendments will bind the Parties.

(e)

The retiring Security Agent shall, at its own cost, make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Finance Documents.

(f)	The Security Agent’s resignation notice shall only take effect upon:

(i)	the appointment of a successor; and

(ii)	the transfer of all the Transaction Security to that successor.

(g)

Upon the appointment of a successor, the retiring Security Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) of Clause 23.26 (Winding up of trust) and paragraph (e) above) but shall remain entitled to the benefit of this Clause 23 and Clause 12.4 (Indemnity to the Security Agent) (and any Security Agent fees for the account of the retiring Security Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if that successor had been an original Party.

(h)

The Majority Lenders may, by notice to the Security Agent, require it to resign in accordance with paragraph (b) above. In this event, the Security Agent shall resign in accordance with paragraph (b) above.

23.15	Confidentiality

(a)

In acting as trustee for the Secured Parties, the Security Agent shall be regarded as acting through its trustee division which shall be treated as a separate entity from any other of its divisions or departments.

(b)

If information is received by another division or department of the Security Agent, it may be treated as confidential to that division or department and the Security Agent shall not be deemed to have notice of it.

(c)

Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

23.16	Information from the Lenders

Each Lender shall supply the Security Agent with any information that the Security Agent may reasonably specify as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent.

23.17	Credit appraisal by the Secured Parties

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Secured Party confirms to the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(c)

whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(d)

the adequacy, accuracy or completeness of any information provided by the Security Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)

the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

23.18	Reliance and engagement letters

The Security Agent may obtain and rely on any certificate or report from any Obligor’s auditor and may enter into any reliance letter or engagement letter relating to that certificate or report on such terms as it may consider appropriate (including, without limitation, restrictions on the auditor’s liability and the extent to which that certificate or report may be relied on or disclosed).

23.19	No responsibility to perfect Transaction Security

The Security Agent shall not be liable for any failure to:

(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor to any of the Charged Property;

(b)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Finance Document or the Transaction Security;

(c)

register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any law or regulation or to give notice to any person of the execution of any Finance Document or of the Transaction Security;

(d)

take, or to require any Obligor to take, any step to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under any law or regulation; or

(e)	require any further assurance in relation to any Transaction Security Document.

23.20	Insurance by Security Agent

(a)	The Security Agent shall not be obliged:

(i)	to insure any of the Charged Property;

(ii)	to require any other person to maintain any insurance; or

(iii)	to verify any obligation to arrange or maintain insurance contained in any Finance Document.

and the Security Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.

(b)

Where the Security Agent is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Majority Lenders request it to do so in writing and the Security Agent fails to do so within fourteen (14) days after receipt of that request.

23.21	Custodians and nominees

The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any asset of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

23.22	Delegation by the Security Agent

(a)

Each of the Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.

(b)

That delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties.

(c)

No Security Agent, Receiver or Delegate shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of, any such delegate or sub-delegate.

23.23	Additional Security Agents

(a)	The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:

(i)	if it considers that appointment to be in the interests of the Secured Parties; or

(ii)	for the purposes of conforming to any legal requirement, restriction or condition which the Security Agent deems to be relevant; or

(iii)	for obtaining or enforcing any judgment in any jurisdiction,

and the Security Agent shall give prior notice to the Borrower and the Secured Parties of that appointment.

(b)

Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Security Agent under or in connection with the Finance Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment.

(c)

The remuneration that the Security Agent may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent.

23.24	Acceptance of title

The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any Obligor may have to any of the Charged Property and shall not be liable for, or bound to require any Obligor to remedy, any defect in its right or title.

23.25	Releases

Upon a disposal of any of the Charged Property pursuant to the enforcement of the Transaction Security by a Receiver or the Security Agent, the Security Agent is irrevocably authorised (at the cost of the Obligors and without any consent, sanction, authority or further confirmation from any other Secured Party) to release, without recourse or warranty, that property from the Transaction Security and to execute any release of the Transaction Security or other claim over that asset and to issue any certificates of non-crystallisation of floating charges that may be required or desirable.

23.26	Winding up of trust

If the Security Agent, with the approval of the Agent, determines that:

(a)	all of the Secured Obligations and all other obligations secured by the Transaction Security Documents have been fully and finally discharged; and

(b)	no Secured Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Obligor pursuant to the Finance Documents,

then:

(i)

the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Transaction Security Documents; and

(ii)

any Security Agent which has resigned pursuant to Clause 23.14 (Resignation of the Security Agent) shall release, without recourse or warranty, all of its rights under each Transaction Security Document.

23.27	Powers supplemental to Trustee Acts

The rights, powers, authorities and discretions given to the Security Agent under or in connection with the Finance Documents shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by law or regulation or otherwise.

23.28	Disapplication of Trustee Acts

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

23.29	Order of application

All amounts from time to time received or recovered by the Security Agent pursuant to the terms of any Finance Documents, under Clause 23.2 (Parallel debt (covenant to pay the Security Agent)), or in connection with the realisation or enforcement of all or any part of the Transaction Security shall be held by the Security Agent on trust to apply them at any time as the Security Agent (in its discretion) sees fit, to the extent permitted by applicable law, in the following order of priority:

(a)	in discharging any sums owing to the Security Agent (in its capacity as such) (other than pursuant to Clause 23.2 (Parallel debt (covenant to pay the Security Agent)), any Receiver or any Delegate;

(b)

in payment or distribution to the Agent, on its behalf and on behalf of the other Secured Parties, for application towards the discharge of all sums due and payable by any Obligor under any of the Finance Documents in accordance with Clause 26.5 (Partial payments);

(c)

if none of the Obligors is under any further actual or contingent liability under any Finance Document, in payment or distribution to any person to whom the Security Agent is obliged to pay or distribute in priority to any Obligor; and

(d)	the balance, if any, in payment or distribution to the relevant Obligor.

23.30	Investment of proceeds

Prior to the application of the proceeds of the Transaction Security in accordance with Clause 23.29 (Order of application) the Security Agent may, at its discretion, hold all or part of those proceeds in one or more interest bearing suspense or impersonal accounts in the name of the Security Agent with any financial institution (including itself) and for so long as the Security Agent thinks fit (the interest being credited to the relevant account) pending the application from time to time of those monies at the Security Agent’s discretion in accordance with the provisions of Clause 23.29 (Order of application).

23.31	Currency conversion

(a)

For the purpose of, or pending the discharge of, any of the Secured Obligations the Security Agent may convert any moneys received or recovered by the Security Agent from one currency to another, at the spot rate at which the Security Agent is able to purchase the currency in which the Secured Obligations are due with the amount received.

(b)	The obligations of any Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

23.32	Permitted deductions

The Security Agent shall be entitled (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any law or regulation to make from any distribution or payment made by it under this Agreement, and to pay all Taxes which may be assessed against it in respect of any of the Charged Property, or as a consequence of performing its duties or exercising its rights, powers, authorities and discretions, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

23.33	Good discharge

(a)

Any distribution or payment to be made in respect of the Secured Obligations by the Security Agent may be made to the Agent on behalf of the Lenders and any distribution or payment made in that way shall be a good discharge, to the extent of that payment or distribution, by the Security Agent.

(b)	The Security Agent is under no obligation to make payment to the Agent in the same currency as that in which any Unpaid Sum is denominated.

23.34	Amounts received by Obligors

If any of the Obligors receives or recovers any amount which, under the terms of any of the Finance Documents, should have been paid to the Security Agent, that Obligor will hold the amount received or recovered on trust for the Security Agent and promptly pay that amount to the Security Agent for application in accordance with the terms of this Agreement.

23.35	Application and consideration

In consideration for the covenants given to the Security Agent by each Obligor in relation to Clause 23.2 (Parallel debt (covenant to pay the Security Agent)), the Security Agent agrees with each Obligor to apply all moneys from time to time paid by such Obligor to the Security Agent in accordance with the foregoing provisions of this Clause 23.

24.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

25.	SHARING AMONG THE FINANCE PARTIES

25.1	Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 26 (Payment mechanics) or Clause 23.29 (Order of application) to and including Clause 23.35 (Application and consideration) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three (3) Business Days, notify details of the receipt or recovery to the Agent;

(b)

the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 26 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)

the Recovering Finance Party shall, within three (3) Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 26.5 (Partial payments).

25.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 26.5 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

25.3	Recovering Finance Party’s rights

On a distribution by the Agent under Clause 25.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

25.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)

each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

25.5	Exceptions

(a)

This Clause 25 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)

A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)

that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 11

ADMINISTRATION

26.	PAYMENT MECHANICS

26.1	Payments to the Agent

(a)

On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account in the principal financial centre of the country of that currency and with such bank as the Agent, in each case, specifies.

26.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 26.3 (Distributions to an Obligor) and Clause 26.4 (Clawback and pre-funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five (5) Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency.

26.3	Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with Clause 27 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

26.4	Clawback and pre-funding

(a)

Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)

Unless paragraph (c) below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

(c)

If the Agent has notified the Lenders that it is willing to make available amounts for the account of a Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower:

(i)	the Agent shall notify the Borrower of that Lender’s identity and the Borrower to whom that sum was made available shall on demand refund it to the Agent; and

(ii)

the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

26.5	Partial payments

(a)

If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid amounts owing to the Agent or the Security Agent under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (a)(iv) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

26.6	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

26.7	Business Days

(a)

Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

26.8	Currency of account

(a)	Subject to paragraphs (b) and (c) below, roubles is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)	Any amount expressed to be payable in a currency other than roubles shall be paid in that other currency.

26.9	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)

any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrower); and

(ii)

any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)

If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

26.10	Disruption to payment systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Borrower that a Disruption Event has occurred:

(a)

the Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facility as the Agent may deem necessary in the circumstances;

(b)

the Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)

the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)

any such changes agreed upon by the Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 32 (Amendments and Waivers);

(e)

the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 26.10; and

(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

27.	SET-OFF

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

28.	NOTICES

28.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by electronic mail or letter.

28.2	Addresses

The address and electronic mail address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Borrower or any other Obligor, that identified beneath its signature below;

(b)	in the case of each Lender , that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of the Agent or the Security Agent, that identified beneath its signature below,

or any substitute address or electronic mail address or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five (5) Business Days’ notice.

28.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of electronic mail, when actually received (or made available) in readable form; or

(ii)	if by way of letter, when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 28.2 (Addresses), if addressed to that department or officer.

(b)

Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or the Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s or Security Agent’s signature below (or any substitute department or officer as the Agent or Security Agent shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Agent.

(d)	Any communication or document made or delivered to the Borrower in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

(e)

Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5:00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

28.4	Notification of address and electronic mail address

Promptly upon changing its address or electronic mail address, the Agent shall notify the other Parties.

28.5	Electronic communication

(a)

Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

(i)	notify each other in writing of such information as is information required to enable the transmission of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five (5) Business Days’ notice.

(b)

Any such electronic communication as specified in paragraph (a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication.

(c)

Any such electronic communication as specified in paragraph (a) above made between any two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Party to the Agent or the Security Agent only if it is addressed in such a manner as the Agent or Security Agent shall specify for this purpose.

(d)

Any electronic communication which becomes effective, in accordance with paragraph (c) above, after 5:00 p.m. in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(e)	Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 28.5.

28.6	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)

if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

29.	CALCULATIONS AND CERTIFICATES

29.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are, in the absence of manifest error, conclusive evidence of the matters to which they relate.

29.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

29.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days or, in any case where the practice in the Relevant Market differs, in accordance with that market practice.

30.	PARTIAL INVALIDITY

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

31.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party or Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No election to affirm any Finance Document on the part of any Finance Party or Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

32.	AMENDMENTS AND WAIVERS

32.1	Required consents

(a)

Subject to Clause 32.2 (All Lender matters) and Clause 32.3 (Other exceptions), any term of the Finance Documents (other than the Mandate Letter) may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

(b)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 32.

(c)	Paragraph (c) of Clause 20.9 (Pro rata interest settlement) shall apply to this Clause 32.

32.2	All Lender matters

An amendment or waiver of any term of any Finance Document that has the effect of changing or which relates to:

(a)	the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(b)

an extension to the date of payment of any amount under the Finance Documents (other than in accordance with Clause 6.2 (Extension option) (and provided that the conditions set out therein are, at the time of such extension, satisfied));

(c)	a reduction in the Fixed Rate or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(d)	a change in currency of payment of any amount under the Finance Documents;

(e)

an increase in any Commitment or the Total Commitments, an extension of the Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the Facility;

(f)	a change to any of the Obligors;

(g)	any provision which expressly requires the consent of all the Lenders;

(h)

Clause 2.2 (Finance Parties’ rights and obligations), Clause 5.1 (Delivery of a Utilisation Request), Clause 7.1 (Illegality), Clause 7.7 (Application of prepayments), Clause 18.16 (Use of proceeds), Clause 20 (Changes to the Lenders), Clause 21 (Changes to the Obligors), Clause 25 (Sharing among the Finance Parties), this Clause 32, the governing law of any Finance Document or Clause 35 (Arbitration);

(i)	the nature or scope of:

(i)	the guarantee and indemnity granted under Clause 15 (Guarantee and indemnity);

(ii)	any Russian Suretyship;

(iii)	the Charged Property; or

(iv)	the manner in which the proceeds of enforcement of the Transaction Security are distributed; or

(j)	the release of any guarantee and indemnity granted under Clause 15 (Guarantee and indemnity) or a Russian Suretyship or of any Transaction Security,

shall not be made without the prior consent of all the Lenders.

32.3	Other exceptions

An amendment or waiver which relates to the rights or obligations of the Agent or the Arranger(each in their capacity as such) may not be effected without the consent of the Agent, the Arranger, as the case may be.

33.	CONFIDENTIAL INFORMATION

33.1	Confidentiality

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 33.2 (Disclosure of Confidential Information) and Clause 33.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

33.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)

to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)

to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent or Security Agent and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)

with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)	appointed by any Finance Party or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance

Documents on its behalf (including, without limitation, any person appointed under paragraph (c) of Clause 22.14 (Relationship with the Lenders));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;

(v)

to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 20.8 (Security over Lenders’ rights);

(viii)	who is a Party; or

(ix)	with the consent of the Borrower,

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)

in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)

in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)

in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances; and

(c)

to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Finance Party; and

(d)

to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

33.3	Disclosure to numbering service providers

(a)

Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information:

(i)	names of Obligors;

(ii)	country of domicile of Obligors;

(iii)	place of incorporation of Obligors;

(iv)	date of this Agreement;

(v)	Clause 35 (Governing law);

(vi)	the names of the Agent and the Arranger;

(vii)	date of each amendment and restatement of this Agreement;

(viii)	amount of Total Commitments;

(ix)	currency of the Facility;

(x)	type of Facility;

(xi)	ranking of Facility;

(xii)	Termination Date for the Facility;

(xiii)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xii) above; and

(xiv)	such other information agreed between such Finance Party and the Borrower,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)

The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	The Borrower represents that none of the information set out in paragraphs (i) to (xiv) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.

(d)	The Agent shall notify the Borrower and the other Finance Parties of:

(i)	the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facility and/or one or more Obligors; and

(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or one or more Obligors by such numbering service provider.

33.4	Entire agreement

This Clause 33 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

33.5	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

33.6	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower:

(a)

of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 33.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 33.

33.7	Continuing obligations

The obligations in this Clause 33 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve (12) months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

34.	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 12

GOVERNING LAW AND ENFORCEMENT

35.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

36.	ARBITRATION

36.1	Arbitration

Any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of in connection with this Agreement) (a “Dispute”) shall be referred to and finally resolved by arbitration under the Arbitration Rules of the London Court of International Arbitration (LCIA) (the “Rules”).

36.2	Formation of arbitral tribunal, seat and language of arbitration

(a)

The arbitral tribunal shall consist of three (3) arbitrators. The claimant(s), irrespective of number, shall nominate jointly one arbitrator; the respondent(s), irrespective of number, shall nominate jointly the second arbitrator, and a third arbitrator (who shall act as Chairman) shall be appointed by the arbitrators nominated by the claimant(s) and respondent(s) or, in the absence of agreement on the third arbitrator within fifteen (15) days of the appointment of the second arbitrator, by the LCIA Court (as defined in the Rules).

(b)	The seat of arbitration shall be London, England.

(c)	The language of the arbitration shall be English.

36.3	Recourse to courts

For the purposes of arbitration pursuant to this Clause 41 (Arbitration), the Parties waive any right of application to determine a preliminary point of law or appeal on a point of law under Sections 45 and 69 of the Arbitration Act 1996.

36.4	Waiver of immunity

(a)	Each Obligor waives generally all immunity it or its assets or revenues may otherwise have in any jurisdiction, including immunity in respect of:

(i)	the giving of any relief by way of injunction or order for specific performance or for the recovery of assets or revenues; and

(ii)	the issue of any process against its assets or revenues for the enforcement of a judgment or, in an action in rem, for the arrest, detention or sale of any of its assets and revenues.

(b)

Each Obligor agrees that in any proceedings in England this waiver shall have the fullest scope permitted by the English State Immunity Act 1978 and that this waiver is intended to be irrevocable for the purposes of the English State Immunity Act 1978.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE ORIGINAL PARTIES

PART I

THE RUSSIAN SURETIES

Name of Russian Surety	Registration number (or equivalent, if any)

Original Jurisdiction

LLC “Ozon Holding” (in Russian: )	Russian Federation 5167746332364

LLC “Ozon-Volga” (in Russian: )	Russian Federation 1191690053829

LLC “Internet-Logistics” (in Russian: )	Russian Federation 1076949002261

LLC “Ozon Technologies” (in Russian: )	Russian Federation 1197746313940

LLC “Internet Travel” (in Russian: )	Russian Federation 5087746213902

PART II

THE ORIGINAL LENDERS

Name of Original Lender	Commitment
(RUB)

Sberbank Investments Limited	6,000,000,000

SCHEDULE 2

CONDITIONS PRECEDENT

PART I

CONDITIONS PRECEDENT TO UTILISATION

1.	Davco Management Limited

(a)	Certified copies of each of the following:

(i)	the memorandum and articles of association of Davco (in Greek and in English);

(ii)	the certificate of incorporation of Davco together with certificate(s) of change of name (if any);

(iii)	a resolution of the board of directors of Davco:

(A)	approving the terms of, and the transactions contemplated by, the Finance Documents to which Davco is a party and resolving that Davco executes the Finance Documents to which it is a party;

(B)	authorising a specified person or persons to execute the Finance Documents to which Davco is a party on its behalf; and

(C)

authorising a specified person or persons, on Davco’s behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by Davco under or in connection with the Finance Documents to which it is a party;

(iv)	a power of attorney (if any) which authorises the persons named therein to execute on Davco’s behalf the Finance Documents to which it is a party;

(v)	the certificate of Directors and Secretary of Davco;

(vi)	the certificate of registered office of Davco;

(vii)	the certificate of shareholders of Davco;

(viii)	a certificate of good standing in respect of Davco;

(ix)	a certificate of no winding up in respect of Davco; and

(x)	the corporate register of Davco.

(b)	A certificate of incumbency signed by an authorised officer of Davco in the form approved by the Agent’s legal counsel in Cyprus prior to the date of this Agreement.

2.	Ozon Holdings Limited

(a)	Certified copies of each of the following:

(i)	the memorandum and articles of association of OHL (in Greek and in English);

(ii)	the certificate of incorporation of OHL together with certificate(s) of change of name (if any);

(iii)	a resolution of the board of directors of OHL:

(A)	approving the terms of, and the transactions contemplated by, the Finance Documents to which OHL is a party and resolving that OHL executes the Finance Documents to which it is a party;

(B)	authorising a specified person or persons to execute the Finance Documents to which OHL is a party on its behalf; and

(C)

authorising a specified person or persons, on OHL’s behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by OHL under or in connection with the Finance Documents to which it is a party;

(iv)	a power of attorney (if any) which authorises the persons named therein to execute on OHL’s behalf the Finance Documents to which it is a party;

(v)	the certificate of Directors and Secretaries of OHL;

(vi)	the certificate of registered office of OHL;

(vii)	the certificate of shareholders of OHL;

(viii)	a certificate of good standing in respect of OHL;

(ix)	a certificate of no winding up in respect of OHL; and

(x)	the corporate register of OHL.

(b)	A certificate of incumbency signed by an authorised officer of OHL in the form approved by the Agent’s legal counsel in Cyprus prior to the date of this Agreement

3.	Russian Obligor

(a)

An original or a notarised copy of or an electronic extract from the Unified State Register of Legal Entities of the Russian Federation in respect of each Russian Obligor dated no earlier than 30 days prior to the date of this Agreement.

(b)

A notarised copy of the certificate of state registration of each Russian Obligor issued by the relevant registration authority in accordance with the Federal Law of the Russian Federation No. 129 FZ of 8 August 2001 On State Registration of Legal Entities and Individual Entrepreneurs.

(c)

Notarised copies of the charter of each Russian Obligor and amendments thereto (including the charter which was in force as of the date of the appointment of the sole executive body together with all amendments thereto).

(d)	Notarised copies of the certificates of registration/lists of record in relation to the charter and amendments thereto.

(e)	A notarised copy of the certificate of registration of each Russian Obligor with the relevant federal tax authority in the Russian Federation.

(f)	Copies certified by an authorised signatory of the relevant Russian Obligor of the resolutions appointing the sole executive body of each Russian Obligor.

(g)	A notarised copy or a copy certified by the account bank of the most recent banking sample signatures and stamp card of each Russian Obligor.

(h)

Copies certified by an authorised signatory of each Russian Obligor or notarised copies of all necessary corporate resolutions of that Russian Obligor approving the entry into, the terms of and transactions contemplated by the Finance Documents to which it is a party.

(i)

Notarised copies of the powers of attorney (to the extent applicable) in favour of the signatories on behalf of each Russian Obligor authorising the execution by the relevant Russian Obligor of the Finance Documents to which that Russian Obligor is a party if such signatories are not the sole executive body of that Russian Obligor.

(j)	An original confirmation letter of the sole executive body of each Russian Obligor that, among other things:

(i)	either:

(A)

(in the case of the confirmation letter to be provided by the sole executive body of each Russian Obligor (other than the Borrower and Internet Travel)), there has been no material adverse change in the financial condition of that Russian Obligor since the date of its latest financial statements which is reasonably likely to adversely affect that Russian Obligor’s ability to perform its payment or any other obligations under and in accordance with the terms of the Finance Documents to which it is a party; or

(B)

(in the case of the confirmation letters to be provided by the respective sole executive bodies of the Borrower and Internet Travel) there has been no material adverse change in the financial condition of the Borrower since the date of its Original Financial Statements or Internet Travel since the date of its latest financial statements (as applicable) which is reasonably likely to adversely affect the Borrower’s or Internet

Travel’s (as applicable) ability to perform its payment or any other obligations under and in accordance with the terms of the Finance Documents to which it is a party (except as set out in the this Agreement);

(ii)	the documents provided pursuant to this Schedule 2 are copies of the current versions of such documents and are in full force and effect;

(iii)

there has been no amendment to the information contained in the extract from the Unified State Register of Legal Entities of the Russian Federation in respect of that Russian Obligor listed at paragraph (a) above; and

(iv)	there are/there are no parties which are interested in concluding the transaction contemplated in the relevant Finance Documents;

(v)	the transaction contemplated in the relevant Finance Documents does/does not constitute a major transaction;

(vi)	in the case of the Borrower only, the Borrower is not subject to the Federal Law No. 223-FZ of 18 July 2011 “On procurement of goods, works, services by certain types of legal entities”; and

(vii)

(in the case of the confirmation letter to be provided by the sole executive body of the Borrower only) the entry by the Borrower into the Finance Documents to which it is a party and the performance by the Borrower of its obligations thereunder would not cause any borrowing, guaranteeing or similar limit binding on the Borrower to be exceeded.

4.	Finance Documents

(a)	A copy of this Agreement duly executed by all original parties to it.

(b)	A copy of each Fee Letter, duly executed by each party thereto.

(c)	A copy of the Mandate Letter, duly executed by each party thereto.

(d)	A copy of the Disclosure Letter, duly executed by the Borrower.

(e)	A copy of each Borrower PI Pledge, duly executed by each party thereto.

5.	Legal opinions

(a)	A legal opinion of Clifford Chance CIS Limited, legal advisers to the Agent, as to matters of English law.

(b)	A legal opinion of Clifford chance CIS Limited, legal advisers to the Agent, as to matters of Russian law.

(c)	A legal opinion of Christodoulos G. Vassiliades & Co. LLC, legal advisers to the Agent, as to matters of Cypriot law.

6.	Other documents and evidence

(a)

A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(b)	The Original Financial Statements of each of the Borrower and OHL.

(c)	Evidence that the Borrower has opened an account with Sberbank Investments or an Affiliate thereof.

(d)	Such documents and evidence as are required by the Agent in order to verify that the Utilisation proceeds will be applied in accordance with Clause 3.1 (Purpose).

(e)

Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 10 (Fees), Clause 11.5 (Stamp taxes) and Clause 14 (Costs and expenses) have been paid or will be paid by the Utilisation Date.

SCHEDULE 3

UTILISATION REQUEST

From:    [Borrower]

To:        [Agent]

Dated:

Dear Sirs

LLC “Internet Solutions” – [                ] Facility Agreement

dated [                ] (the “Agreement”)

1.	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow the Loan on the following terms:

Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)
Currency of Loan:	RUB
Amount:	[ ] or, if less, the Available Facility

3.	We confirm that each condition specified in Clause 4.2 (Further conditions precedent) of the Agreement is satisfied on the date of this Utilisation Request.

4.	The proceeds of this Loan should be credited to [account].

5.	This Utilisation Request is irrevocable.

Yours faithfully

…………………………………

authorised signatory for

LLC “Internet Solutions”

SCHEDULE 4

FORM OF TRANSFER CERTIFICATE

To:        [                 ] as Agent

From:    [the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated:

LLC “Internet Solutions” – [                ] Facility Agreement

dated [                ] (the “Agreement”)

1.

We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.	We refer to Clause 20.5 (Procedure for transfer) of the Agreement:

(a)

The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation, and in accordance with Clause 20.5 (Procedure for transfer) of the Agreement, all of the Existing Lender’s rights and obligations under the Agreement, the other Finance Documents [and in respect of the Transaction Security] which relate to that portion of the Existing Lender’s Commitment and participations in Loan under the Agreement as specified in the Schedule.

(b)	The proposed Transfer Date is [ ].

(c)	The Facility Office and address, electronic mail address and attention details for notices of the New Lender for the purposes of Clause 28.2 (Addresses) of the Agreement are set out in the Schedule.

3.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 20.4 (Limitation of responsibility of Existing Lenders) of the Agreement.

4.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

5.	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

6.	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

Note:

The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[Insert relevant details]

[Facility office address, email and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]

By:	By:

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [                ].

[Agent]

By:

SCHEDULE 5

FORM OF ASSIGNMENT AGREEMENT

To:        [                 ] as Agent and [                ] as Borrower, for and on behalf of each Obligor

From:    [the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated:

LLC “Internet Solutions” – [                ] Facility Agreement

dated [                ] (the “Agreement”)

1.

We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2.	We refer to Clause 20.6 (Procedure for assignment) of the Agreement:

(a)

The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement and the other Finance Documents [and in respect of the Transaction Security] which correspond to that portion of the Existing Lender’s Commitment and participations in Loan under the Agreement as specified in the Schedule.

(b)

The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitment and participations in Loan under the Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

3.	The proposed Transfer Date is [ ].

4.	On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender.

5.	The Facility Office and address, electronic mail and attention details for notices of the New Lender for the purposes of Clause 28.2 (Addresses) of the Agreement are set out in the Schedule.

6.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 20.4 (Limitation of responsibility of Existing Lenders) of the Agreement.

7.

This Assignment Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 20.7 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Company) of the Agreement, to the Borrower (on behalf of each Obligor) of the assignment referred to in this Assignment Agreement.

8.	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

9.	This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

10.	This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

Note: The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

Rights to be assigned and obligations to be released and undertaken

[Insert relevant details]

[Facility office address, email and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Assignment Agreement is accepted by the Agent and the Transfer Date is confirmed as [                ].

Signature of this Assignment Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to herein, which notice the Agent receives on behalf of each Finance Party.

[Agent]

By:

SCHEDULE 6

TIMETABLES

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)	U-3 9:30 a.m.

Agent notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders’ participation)	U-2

“U”	=	date of utilisation

“U–X”	=	X Business Days prior to the date of utilisation

SCHEDULE 7

FORM OF BENEFICIAL OWNERSHIP CONFIRMATION

[To be issued on letterhead of the relevant Finance Party]

To:        [●] as Obligor (the “Obligor”)

From:    [●]

Dated:   [●]

LLC INTERNET SOLUTIONS – RUB 6,000,000,000 Facility Agreement dated [●]

2020 (the “Agreement”)

1.

We refer to the Agreement. This is a Beneficial Ownership Confirmation. Terms defined in the Agreement have the same meaning in this Beneficial Ownership Confirmation unless given a different meaning in this Beneficial Ownership Confirmation.

2.

We, [** ] [insert name of the Finance Party who is the recipient of the relevant income] acting as the [Lender][/][Arranger] under the Agreement and registered at [** ] [insert address, jurisdiction and tax number], hereby represent and warrant to the Obligor that we are the beneficial owner entitled to receive all income, interest (“Income”) due to us in relation to [insert name of the Finance Document].

3.

Being the beneficial owner of the Income, we represent and warrant to the Obligor that we actually receive the benefit from the Income and determine its further economic application, i.e. we are entitled to use and to dispose of the Income in our discretion.

4.

We represent and warrant that we do not act as an intermediary for the Income on behalf of any third party and do not pay the Income (in full or in part) to any other party, accepting all the risks connected with the Income.

5.	We represent and warrant that we carry out business activity in the state of our registration.

6.

As soon as reasonably possible but no later than 15 (fifteen) Business Days after the date on which we become aware that we have stopped being the beneficial owner of the Income (and, in any case, before the next payment (if any) of the Income under the Agreement that is due to us after such date), we shall notify the Obligor that we have stopped being the beneficial owner of the Income.

7.

We shall provide to the Obligor the documents reasonably requested by the Obligor and subsequently agreed between us and the Obligor to support the statements made in this Beneficial Ownership Confirmation.

8.

We acknowledge that the Obligor may rely on the statements contained in this confirmation when deciding whether to make a payment to a Finance Party without or with reduced Russian withholding tax on the basis of the provisions of any applicable double tax treaty.

9.

For the avoidance of doubt, this Beneficial Ownership Confirmation is governed by English law and any dispute arising in relation to this Beneficial Ownership Confirmation shall be subject to Clause 36 (Arbitration) of the Agreement.

[●] as [Lender][/][Arranger]:

By:

Name:

Title: [●]

SIGNATURE PAGES – FACILITY AGREEMENT

Borrower

LLC “INTERNET SOLUTIONS”

By:	/Signature/

Name:	Shulgin Alexander Alexandrovich

Title:	General Director

Address:	123112 Russia, Moscow, Presnenskaya naberezhnaya, 10 “Bashnya na naberezhnoy” block C, floor 30

Attention:	Gerasimov Igor

Tel:	/telephone/

Email:	/email/

SIGNATURE PAGES – FACILITY AGREEMENT

Guarantors

DAVCO MANAGEMENT LIMITED

By:	/Signature/

Name:	/Artemis Orfanidou Kleanthous/

Title:	/Director/

Address:

Attention:	Gerasimov Igor

Tel:	/telephone/

Email:	/email/

SIGNATURE PAGES – FACILITY AGREEMENT

OZON HOLDINGS LIMITED

By:	/Signature/

Name:	Belova Nadezda

Title:	Director

Address:

Attention:	Gerasimov Igor

Tel:	/telephone/

Email:	/email/

SIGNATURE PAGES – FACILITY AGREEMENT

Sureties

LLC “OZON HOLDING”

By:	/Signature/

Name:	Shulgin Alexander Alexandrovich

Title:	General Director

Address:

Attention:	Gerasimov Igor

Tel:	/telephone/

Email:	/email/

SIGNATURE PAGES – FACILITY AGREEMENT

LLC “OZON-VOLGA”

By:	/Signature/

Name:	Pavlovich Andrey Igorevich

Title:	General Director

Address:

Attention:	Gerasimov Igor

Tel:	/telephone/

Email:	/email/

SIGNATURE PAGES – FACILITY AGREEMENT

LLC “INTERNET-LOGISTICS”

By:	/Signature/

Name:	Pavlovich Andrey Igorevich

Title:	General Director

Address:

Attention:	Gerasimov Igor

Tel:	/telephone/

Email:	/email/

SIGNATURE PAGES – FACILITY AGREEMENT

LLC “OZON TECHNOLOGIES”

By:	/Signature/

Name:	Kayzer Boris Valerievich

Title:	General Director

Address:

Attention:	Gerasimov Igor

Tel:	/telephone/

Email:	/email/

SIGNATURE PAGES – FACILITY AGREEMENT

LLC “INTERNET TRAVEL”

By:	/Signature/

Name:	Osin Mikhail Marselievich

Title:	General Director

Address:

Attention:	Gerasimov Igor

Tel:	/telephone/

Email:	/email/

SIGNATURE PAGES – FACILITY AGREEMENT

Agent

SBERBANK INVESTMENTS LIMITED

By:	/Signature/

Name:	/Evgeny Malygin/

Title:	/Alternate director/

Address:

Attention:	/Evgeny Malygin/

Tel:	/telephone/

Email:	/email/

SIGNATURE PAGES – FACILITY AGREEMENT

Arranger

SBERBANK INVESTMENTS LIMITED

By:	/Signature/

Name:	/Evgeny Malygin/

Title:	/Alternate director/

Address:

Attention:	/Evgeny Malygin/

Tel:	/telephone/

Email:	/email/

SIGNATURE PAGES – FACILITY AGREEMENT

Security Agent

SBERBANK INVESTMENTS LIMITED

By:	/Signature/

Name:	/Evgeny Malygin/

Title:	/Alternate director/

Address:

Attention:	/Evgeny Malygin/

Tel:	/telephone/

Email:	/email/

SIGNATURE PAGES – FACILITY AGREEMENT

Original Lender

SBERBANK INVESTMENTS LIMITED

By:	/Signature/

Name:	/Evgeny Malygin/

Title:	/Alternate director/

Address:

Attention:	/Evgeny Malygin/

Tel:	/telephone/

Email:	/email/

EXTENSION NOTICE

From:  LLC Internet Solutions, for and on behalf of each Obligor

To:      Sberbank Investment Limited as Agent

Dated:   /4/   September 2020

6,000,000,000 RUB Facility Agreement dated 26 March 2020 (the Agreement)

1. We refer to the Agreement. This is an Extension Notice. Terms defined in the Agreement have the same meaning in this Extension Notice unless given a different meaning in this Extension Notice.

2. We refer to Clause 6.2 (Extension option) of the Agreement and hereby request the extension of the Original Termination Date from 27 September 2020 to 26 March 2021.

3. We hereby confirm that on the date of this Extension Notice:

(a)	no Default is continuing or would result from such extension; and

(b)	the Repeating Representations are correct in all material respect.

4. We hereby undertake not to execute the Venture Financing Agreement or the Convertible Loan prior to the Original Termination Date.

5. The Borrower and each other Obligor confirms and agrees that:

(a)

its liabilities and obligations arising under the Finance Documents, as amended by this Extension Notice, constitute secured obligations (howsoever defined) under the Transaction Security Documents; and

(b)	the Security created under any Transaction Security Document:

(i)	continues in full force and effect; and

(ii)

extends to and shall secure the liabilities and obligations of the Borrower under any Finance Document as amended by and in accordance with the terms of this Extension Notice, subject to the limitations set out in the Security Documents.

6. This Extension Notice is a Finance Document.

7. This Extension Notice is irrevocable.

Yours faithfully

…/Signature/ /Alexander Shulgin/… for and on behalf of
LLC Internet Solutions as Borrower

…/Signature/……………[Seal: Davco Management Limited] for and on behalf of
Davco Management Limited as Obligor

…/Signature/…………… for and on behalf of
Ozon Holdings Limited as Obligor

…/Signature/ /Alexander Shulgin/… for and on behalf of
LLC “Ozon Holding” as Obligor

…/Signature/ /A.V. Geil/…… for and on behalf of

LLC “Ozon-Volga” as Obligor

…/Pavlovich Andrey/../Signature/………

for and on behalf of

LLC “Internet-Logistics” as Obligor

…/Signature/…………… for and on behalf of

LLC “Ozon Tecnologies” as Obligor

…/Signature/…………… for and on behalf of

LLC Internet Travel as Obligor

Confirmed by

…/Signature/……………

Sberbank Investment Limited as Agent for and on behalf of the Finance Parties

Date: 04 September 2020